Exhibit 2.7

Offering Circular

GALLAHER GROUP Plc

(Incorporated in England and Wales under the Companies Act 1985 Registered number 3299793)

£2,000,000,000

Medium Term Note Programme

unconditionally and irrevocably guaranteed by

GALLAHER LIMITED

(Incorporated in England and Wales under the Companies Act 1985 Registered number 1501573)

On 8th February, 2001, Gallaher Group Plc (the “Issuer”) entered into a £1,000,000,000 Medium Term Note Programme (the “Programme”). On 7th September, 2001, the maximum aggregate nominal amount of Notes which may be outstanding under the Programme was increased from £1,000,000,000 to £2,000,000,000. This Offering Circular supersedes any previous Offering Circular or supplement thereto. Any Notes (the “Notes”) issued under the Programme on or after the date of this Offering Circular are issued subject to the provisions hereof. This Offering Circular does not affect any Notes issued prior to the date hereof.

Under the Programme, the Issuer may from time to time issue Notes denominated in any currency agreed between the Issuer, the Guarantor and the relevant Dealer (each as defined below). Payments and other obligations in respect of the Notes will be unconditionally and irrevocably guaranteed by Gallaher Limited (the “Guarantor”).

Notes may be issued in bearer or registered form (respectively “Bearer Notes” and “Registered Notes”). The maximum aggregate nominal amount of all Notes from time to time outstanding under the Programme will be £2,000,000,000 (or its equivalent in any other currency or currencies calculated as described in the Programme Agreement described herein), subject to increase as described herein.

The Notes may be issued on a continuing basis to one or more of the Dealers specified under “Summary of the Programme” and any additional Dealer appointed under the Programme from time to time by the Issuer (each a “Dealer” and together the “Dealers”), which appointment may be for a specific issue or on an ongoing basis. References in this Offering Circular to the “relevant Dealer” shall, in the case of an issue of Notes being (or intended to be) subscribed by more than one Dealer, be to all Dealers agreeing to subscribe such Notes.

Application has been made to the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 (the “UK Listing Authority”) for Notes issued under the Programme during the period of 12 months from the date of this Offering Circular to be admitted to the official list of the UK Listing Authority (the “Official List”) and to the London Stock Exchange plc (the “London Stock Exchange”) for such Notes to be admitted to trading on the London Stock Exchange’s market for listed securities. Admission to the Official List together with admission to the London Stock Exchange’s market for listed securities will constitute official listing on the London Stock Exchange. Notice of the aggregate nominal amount of Notes, interest (if any) payable in respect of Notes, the issue price of Notes and any other terms and conditions not contained herein which are applicable to each Tranche (as defined under “Terms and Conditions of the Notes”) of Notes will be set out in a pricing supplement (the “Pricing Supplement”) which, with respect to Notes to be admitted to the Official List and admitted to trading by the London Stock Exchange, will be delivered to the UK Listing Authority and the London Stock Exchange on or before the date of issue of the Notes of such Tranche.

The Programme provides that Notes may be listed on such other or further stock exchange(s) as may be agreed between the Issuer, the Guarantor and the relevant Dealer. The Issuer may also issue unlisted Notes.

The Issuer and the Guarantor may agree with any Dealer that Notes may be issued in a form not contemplated by the Terms and Conditions of the Notes herein, in which event (in the case of Notes to be admitted to the Official List only) supplementary listing particulars or further listing particulars, if appropriate, will be made available which will describe the effect of the agreement reached in relation to such Notes.

Arranger

Barclays Capital

Dealers
ABN AMRO	Barclays Capital

Bayerische Landesbank	BNP PARIBAS

Dresdner Kleinwort Wasserstein	Goldman Sachs International

HSBC	ING Financial Markets

JPMorgan	The Royal Bank of Scotland

WestLB AG
21st May, 2004.

The Issuer and the Guarantor accept responsibility for the information contained in this Offering Circular. To the best of the knowledge and belief of the Issuer and the Guarantor (each of which has taken all reasonable care to ensure that such is the case) the information contained in this Offering Circular is in accordance with the facts and does not omit anything likely to affect the import of such information.

A copy of this Offering Circular, which comprises listing particulars approved by the UK Listing Authority as required by the Financial Services and Markets Act 2000 (the “FSMA”) (the “Listing Particulars”) in relation to Notes admitted to the Official List and admitted to trading on the London Stock Exchange and issued during the period of 12 months from the date of this Offering Circular, has been delivered for registration to the Registrar of Companies in England and Wales as required by section 83 of that Act. Copies of each Pricing Supplement (in the case of Notes to be admitted to the Official List and to be admitted to trading on the London Stock Exchange) will be available from FT Business Research Centre, operated by FT Interactive Data at Fitzroy House, 13-17 Epworth Street, London EC2A 4DL and from the specified office set out below of each of the Paying Agents (as defined below).

Any reference in this Offering Circular to Listing Particulars means this Offering Circular excluding all information incorporated by reference. The Issuer has confirmed that any information incorporated by reference, including any such information to which readers of this Offering Circular are expressly referred, has not been and does not need to be included in the Listing Particulars to satisfy the requirements of the FSMA or the listing rules of the UK Listing Authority. The Issuer believes that none of the information incorporated herein by reference conflicts in any material respect with the information included in the Listing Particulars.

This Offering Circular is to be read in conjunction with all documents which are deemed to be incorporated herein by reference (see “Documents Incorporated by Reference” below). This Offering Circular shall, save as specified herein, be read and construed on the basis that such documents are so incorporated and form part of this Offering Circular but not part of the Listing Particulars.

No person is or has been authorised by the Issuer or the Guarantor to give any information or to make any representation not contained in or not consistent with this Offering Circular or any other information supplied in connection with the Programme or the Notes and, if given or made, such information or representation must not be relied upon as having been authorised by the Issuer, the Guarantor, HSBC Trustee (C.I.) Limited (the “Trustee”) or any of the Dealers.

The Trustee and the Dealers have not independently verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Trustee or the Dealers as to the accuracy or completeness of the information contained or incorporated in this Offering Circular or any other information provided by the Issuer or the Guarantor in connection with the Programme. Neither the Trustee nor any Dealer accepts any liability in relation to the information contained or incorporated by reference in this Offering Circular or any other information provided by the Issuer or the Guarantor in connection with the Programme.

Neither this Offering Circular nor any other information supplied in connection with the Programme or any Notes (i) is intended to provide the basis of any credit or other evaluation or (ii) should be considered as a recommendation by the Issuer, the Guarantor, the Trustee or any of the Dealers that any recipient of this Offering Circular or any other information supplied in connection with the Programme or any Notes should purchase any Notes. Each investor contemplating purchasing any Notes should make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Issuer and the Guarantor. Neither this Offering Circular nor any other information supplied in connection with the Programme or the issue of any Notes constitutes an offer or invitation by or on behalf of the Issuer, the Guarantor, the Trustee or any of the Dealers to any person to subscribe for or to purchase any Notes.

Neither the delivery of this Offering Circular nor the offering, sale or delivery of any Notes shall in any circumstances imply that the information contained herein concerning the Issuer and the Guarantor is correct at any time subsequent to the date hereof or that any other information supplied in connection with the Programme is correct as of any time subsequent to the date indicated in the document containing the same. The Trustee and the Dealers expressly do not undertake to review the financial condition or affairs of the Issuer or the Guarantor during the life of the Programme or to advise any Investor in the Notes of any information coming to their attention. Investors should review, inter alia, the most recently published documents incorporated by reference into this Offering Circular (but which do not form part of the Listing Particulars as approved by the UK Listing Authority) when deciding whether or not to purchase any Notes.

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction. The distribution of this Offering Circular and the offer or sale of Notes may be restricted by law in certain jurisdictions. The Issuer, the Guarantor, the Trustee and the Dealers do not represent that this Offering Circular may be lawfully distributed, or that any Notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the Issuer, the Guarantor, the Trustee or the Dealers (save for the approval of this Offering Circular as listing particulars by the UK Listing Authority and delivery of a copy of this Offering Circular to the Registrar of Companies in England and Wales) which would permit a public offering of any Notes or distribution of this Offering Circular in any jurisdiction where action for that purpose is required. Accordingly, no Notes may be offered or sold, directly or indirectly, and neither this Offering Circular nor any advertisement or other offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose possession this Offering Circular or any Notes may come must inform themselves about, and observe, any such restrictions on the distribution of this Offering Circular and the offering and sale of Notes. In particular, there are restrictions on the distribution of this Offering Circular and the offer or sale of Notes in the United States, the United Kingdom, Japan, France, The Netherlands and Germany (see “Subscription and Sale”).

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons unless the Notes are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

All references herein to “sterling”, “pounds”, “£”, “pence” and “p” are to the lawful currency of the United Kingdom, all references herein to “euro” and “E” are to the single currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended from time to time by the Treaty on European Union, and all references herein to “US$” are to United States dollars.

In connection with the issue and distribution of any Tranche of Notes, the Dealer (if any) disclosed as the stabilising manager in the applicable Pricing Supplement or any person acting for him may over-allot or effect transactions with a view to supporting the market price of the Notes of the Series (as defined below) of which such Tranche forms part at a level higher than that which might otherwise prevail for a limited period. However, there may be no obligation on the stabilising manager or any agent of his to do this. Such stabilising, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

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DOCUMENTS INCORPORATED BY REFERENCE

The following documents published or issued from time to time after the date hereof shall be deemed to be incorporated in, and to form part of, this Offering Circular (provided, however, that such incorporated documents do not form a part of the Listing Particulars):

(a)
the most recently published audited consolidated and non-consolidated annual financial statements and, if published later, the most recently published interim consolidated and non-consolidated financial statements (if any) of the Issuer and the most recently published audited non-consolidated annual financial statements of the Guarantor; and

(b)	all supplements or amendments to this Offering Circular circulated by the Issuer and/or the Guarantor from time to time,

save that any statement contained herein or in a document which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Offering Circular (but not the Listing Particulars) to the extent that a statement contained in any such subsequent document which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise). Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

The Issuer and the Guarantor will provide, without charge, to each person to whom a copy of this Offering Circular has been delivered, upon the request of such person, a copy of any or all of the documents deemed to be incorporated herein by reference unless such documents have been modified or superseded as specified above. Requests for such documents should be directed either to the Issuer or the Guarantor at their respective offices set out at the end of this Offering Circular. In addition, such documents will be available from the principal office in England of Barclays Bank PLC (the “Authorised Adviser”) for Notes admitted to the Official List.

The Issuer and the Guarantor have undertaken to the Dealers in the Programme Agreement (as defined in “Subscription and Sale”) to comply with sections 81 and 83 of the FSMA.

If the terms of the Programme are modified or amended in a manner which would make this Offering Circular, as so modified or amended, inaccurate or misleading, a new offering circular will be prepared.

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SUMMARY OF THE PROGRAMME

The following summary does not purport to be complete and is taken from, and is qualified in its entirety by, the remainder of this Offering Circular and, in relation to the terms and conditions of any particular Tranche of Notes, the applicable Pricing Supplement. Words and expressions defined in “Form of the Pricing Supplement” and “Terms and Conditions of the Notes” below shall have the same meanings in this summary.

Issuer:	Gallaher Group Plc

Guarantor:	Gallaher Limited

Description:	Medium Term Note Programme

Arranger:	Barclays Bank PLC

Dealers:	ABN AMRO Bank N.V.

Barclays Bank PLC

Bayerische Landesbank

BNP Paribas

Dresdner Bank AG London Branch

Goldman Sachs International

HSBC Bank plc

ING Bank N.V.

J.P. Morgan Securities Ltd.

The Royal Bank of Scotland plc

WestLB AG

and any other Dealers appointed in accordance with the Programme Agreement.

Certain Restrictions:
Each issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply will only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time (see “Subscription and Sale”) including the following restrictions applicable at the date of this Offering Circular.

Notes having a maturity of less than one year

Notes having a maturity of less than one year will constitute deposits for the purposes of the prohibition on accepting deposits contained in section 19 of the FSMA unless they are issued to a limited class of professional investors and have a denomination of at least £100,000 or its equivalent (see “Subscription and Sale”).

Trustee:	HSBC Trustee (C.I.) Limited

Issuing and Principal Paying Agent:	HSBC Bank plc

Registrar:	HSBC Bank plc

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Programme Size:
Up to £2,000,000,000 (or its equivalent in other currencies calculated as described in the Programme Agreement) outstanding at any time. The Issuer and the Guarantor may increase the amount of the Programme in accordance with the terms of the Programme Agreement.

Distribution:	Notes may be distributed by way of private or public placement and in each case on a syndicated or non-syndicated basis.

Currencies:	Subject to any applicable legal or regulatory restrictions, any currency agreed between the Issuer, the Guarantor and the relevant Dealer.

Unless otherwise permitted by then current laws and regulations, Notes (including Notes denominated in Sterling) in respect of which the issue proceeds are to be accepted by the Issuer in the United Kingdom may only be issued where such Notes are to be admitted to the Official List and admitted to trading by the London Stock Exchange or are to be admitted to official listing on any other EEA stock exchange.

Redenomination:	The applicable Pricing Supplement may provide that certain Notes may be redenominated in euro.

Consolidation:
Notes of one Series may, if so specified in the applicable Pricing Supplement, be consolidated with Notes of another Series having substantially the same terms and conditions, and provisions in respect of such consolidation will be contained in the applicable Pricing Supplement.

Maturities:
Such maturities as may be agreed between the Issuer, the Guarantor and the relevant Dealer, subject to such minimum or maximum maturities as may be allowed or required from time to time by the relevant monetary authority (or equivalent body) or any laws or regulations applicable to the Issuer, the Guarantor or the relevant Specified Currency.

Issue Price:	Notes may be issued on a fully-paid or a partly-paid basis and at an issue price which is at par or at a discount to, or premium over, par.

Form of Notes:
The Notes will be issued in bearer or registered form as described in the applicable Pricing Supplement. Notes may be issued in bearer form only (“Bearer Notes”), in bearer form exchangeable for Registered Notes (“Exchangeable Bearer Notes”) or in registered form only (“Registered Notes”). Each Tranche of Bearer Notes and Exchangeable Bearer Notes will be represented on issue by a temporary Global Note if (i) definitive Notes are to be made available to Noteholders following the expiry of 40 days after their issue date or (ii) such Notes have an initial maturity of more than one year and are being issued in compliance with the D Rules (as defined in “Summary of the Programme — Selling Restrictions”), otherwise such Tranche will be represented by a permanent Global Note. Registered Notes will be represented by Certificates, one Certificate being issued in respect of each Noteholder’s entire holding of Registered Notes of one Series. Certificates representing Registered Notes that are registered in the name of a nominee for one or more clearing systems are referred to as “Global Certificates”.

Initial Delivery of Notes:
On or before the issue date for each Tranche, the Global Note representing Bearer Notes or Exchangeable Bearer Notes or the Global Certificate representing Registered Notes may be deposited with a common depositary for Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). Global Notes or Global Certificates may also be deposited with any other clearing system or

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may be delivered outside any clearing system provided that the method of such delivery has been agreed in advance by the Issuer, the Guarantor, the Trustee, the Principal Paying Agent and the relevant Dealer. Registered Notes that are to be credited to one or more clearing systems on issue will be registered in the name of nominees or a common nominee for such clearing systems.

Fixed Rate Notes:
Fixed interest will be payable on such date or dates as may be agreed between the Issuer and the relevant Dealer and on redemption and will be calculated on the basis of such Day Count Fraction as may be agreed between the Issuer and the relevant Dealer.

Floating Rate Notes:	Floating Rate Notes will bear interest at a rate determined:

(i)
on the same basis as the floating rate under a notional interest rate swap transaction in the relevant Specified Currency governed by an agreement incorporating the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., and as amended and updated as at the Issue Date of the first Tranche of the Notes of the relevant Series); or

(ii)	on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service; or

(iii)	on such other basis as may be agreed between the Issuer and the relevant Dealer.

The margin (if any) relating to such floating rate will be agreed between the Issuer and the relevant Dealer for each Series of Floating Rate Notes.

Index Linked Notes:
Payments of principal in respect of Index Linked Redemption Notes or of interest in respect of Index Linked Interest Notes will be calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the Issuer and the relevant Dealer may agree.

Other provisions in relation to Floating Rate Notes and Index Linked Interest Notes:

Floating Rate Notes and Index Linked Interest Notes may also have a maximum interest rate, a minimum interest rate or both.

Interest on Floating Rate Notes and Index Linked Interest Notes in respect of each Interest Period, as agreed prior to issue by the Issuer and the relevant Dealer, will be payable on such Interest Payment Dates, and will be calculated on the basis of such Day Count Fraction, as may be agreed between the Issuer and the relevant Dealer.

Dual Currency Notes:
Payments (whether in respect of principal or interest and whether at maturity or otherwise) in respect of Dual Currency Notes will be made in such currencies, and based on such rates of exchange, as the Issuer and the relevant Dealer may agree.

Zero Coupon Notes:	Zero Coupon Notes will be offered and sold at a discount to their nominal amount and will not bear interest.

Structured Note Risks:
The following paragraph does not describe all the risks of an investment in the Notes. Prospective purchasers should consult their own financial and legal advisers about risks associated with an investment in a particular Series of Notes and the suitability of investing in the Notes in light of their particular circumstances.

An investment in Notes the premium and/or the interest on or principal of which is determined by reference to one or more values of currencies, commodities, interest rates or other indices or formulae, either directly or indirectly, may entail significant risks not associated with similar

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investments in a conventional debt security, including the risks that the resulting interest rate will be less than that payable on a conventional debt security at the same time and/or that an investor could lose all or a substantial portion of the principal of its Notes.

Neither the current nor the historical value of the relevant currencies, commodities, interest rates or other indices or formulae should be taken as an indication of future performance of such currencies, commodities, interest rates or other indices or formulae during the term of any Note.

Redemption:
The applicable Pricing Supplement will indicate either that the relevant Notes cannot be redeemed prior to their stated maturity (other than in specified instalments, if applicable, or for taxation reasons or following an Event of Default) or that such Notes will be redeemable at the option of the Issuer and/or the Noteholders upon giving notice to the Noteholders or the Issuer, as the case may be, on a date or dates specified prior to such stated maturity and at a price or prices and on such other terms as may be agreed between the Issuer and the relevant Dealer.

The applicable Pricing Supplement may provide that Notes may be redeemable in two or more instalments of such amounts and on such dates as are indicated in the applicable Pricing Supplement.

Notes issued on terms that they must be redeemed before their first anniversary may be subject to restrictions on their denomination and distribution (see “Certain Restrictions — Notes having a maturity of less than one year” above).

Denomination of Notes:
Notes will be issued in such denominations as may be agreed between the Issuer and the relevant Dealer save that the minimum denomination of each Note will be such as may be allowed or required from time to time by the relevant monetary authority (or equivalent body) or any laws or regulations applicable to the relevant Specified Currency. Notes issued on terms that they must be redeemed before their first anniversary may be subject to restrictions on their denomination and distribution (see “Certain Restrictions — Notes having a maturity of less than one year” above).

Taxation:
All payments in respect of the Notes will be made without deduction for or on account of withholding taxes imposed by the United Kingdom, subject as provided in Condition 8. In the event that any such deduction is made, the Issuer or, as the case may be, the Guarantor will, save in certain limited circumstances provided in Condition 8, be required to pay additional amounts to cover the amounts so deducted.

Negative Pledge:	The terms of the Notes will contain a negative pledge provision as further described in Condition 4.

Cross Default:	The terms of the Notes will contain a cross default provision as further described in Condition 10.

Status of the Notes:
The Notes will constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and (subject as aforesaid) will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

Guarantee:
The Notes will be unconditionally and irrevocably guaranteed by the Guarantor. The obligations of the Guarantor under such guarantee will be direct, unconditional, unsubordinated and (subject to the provisions of

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Condition 4) unsecured obligations of the Guarantor and (subject as aforesaid) will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

Listing:
Application has been made to admit the Notes issued under the Programme to the Official List and to admit them to trading on the London Stock Exchange. The Notes may also be listed on such other or further stock exchange(s) as may be agreed between the Issuer and the relevant Dealer in relation to each Series.

Unlisted Notes may also be issued.

The applicable Pricing Supplement will state whether or not the relevant Notes are to be listed and, if so, on which stock exchange(s).

Governing Law:	The Notes will be governed by, and construed in accordance with, English law.

Selling Restrictions:
There are restrictions on the offer, sale and transfer of the Notes in the United States, the United Kingdom, Japan, France, The Netherlands, and Germany and such other restrictions as may be required in connection with the offering and sale of a particular Tranche of Notes (see “Subscription and Sale”).

The Issuer is Category 2 for the purposes of Regulation S under the Securities Act.

The Notes will be issued in compliance with U.S. Treas. Reg. §1.163-5(c)(2)(i)(D) (the “D Rules”) unless (i) the applicable Pricing Supplement states that Notes are issued in compliance with U.S. Treas. Reg. 1.163- 5(c)(2)(i)(C) (the “C Rules”) or (ii) the Notes are issued other than in compliance with the D Rules or the C Rules but in circumstances in which the Notes will not constitute “registration-required obligations” under the United States Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”), which circumstances will be referred to in the applicable Pricing Supplement as a transaction to which TEFRA is not applicable.

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FORM OF PRICING SUPPLEMENT

Set out below is the form of Pricing Supplement which will be completed for each Tranche of Notes issued under the Programme.

[Date]

Gallaher Group Plc

Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]

Guaranteed by Gallaher Limited

under the £2,000,000,000

Medium Term Note Programme

This document constitutes the Pricing Supplement relating to the issue of Notes described herein.

Terms used herein shall be deemed to be defined as such for the purposes of the conditions (the “Conditions”) set forth in the Offering Circular dated [          ]. This Pricing Supplement contains the final terms of the Notes and must be read in conjunction with such Offering Circular.

[The following alternative language applies if the first tranche of an issue which is being increased was issued under an Offering Circular with an earlier date.

Terms used herein shall be deemed to be defined as such for the purposes of the conditions (the “Conditions”) set forth in the Offering Circular dated [original date]. This Pricing Supplement contains the final terms of the Notes and must be read in conjunction with the Offering Circular dated [current date], save in respect of the Conditions which are extracted from the Offering Circular dated [original date] and are attached hereto.]

[If the Notes have a maturity of less than one year from the date of their issue, the minimum denomination must be £100,000 or its equivalent in any other currency.]

[Include whichever of the following apply or specify as “Not Applicable” (N/A). Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs or subparagraphs. Italics denote directions for completing the Pricing Supplement.]

1.	(i)	Issuer:	Gallaher Group Plc

	(ii)	Guarantor:	Gallaher Limited

2.	(i)	Series Number:	[ ]

	(ii)	Tranche Number:	[ ]

(if fungible with an existing Series, details of that Series, including the date on which the Notes become fungible)

3.	Specified Currency or Currencies:		[ ]

4.	Aggregate Nominal Amount:
	(i)	Series:	[ ]

	(ii)	Tranche:	[ ]

5.	(i)	Issue Price of Tranche:	[ ] per cent. of the Aggregate Nominal Amount [plus accrued interest from [insert date] (in the case of fungible issues only, if applicable)]

	(ii)	Net proceeds:	[ ] (Required only for listed issues)

6.	Specified Denominations:		[ ]

(in the case of Registered Notes, this means the minimum integral amount in which transfers can be made)

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7.	(i)	Issue Date [and Interest Commencement Date]:	[ ]

	(ii)	Interest Commencement Date (if different from the Issue Date):	[ ]

8.	Maturity Date:		[Fixed rate — specify date/Floating rate — Interest Payment Date falling in or nearest to [specify month and year]]

9.	Interest Basis:		[[ ] per cent. Fixed Rate]

[[LIBOR/EURIBOR] +/- [ ] per cent. Floating Rate]

[Zero Coupon]

[Index Linked Interest]

[Dual Currency Interest]

[specify other]

(further particulars specified below)

10.	Redemption/Payment Basis:		[Redemption at par]

[Index Linked Redemption]

[Dual Currency Redemption]

[Partly Paid]

[Instalment]

[specify other]

11.	Change of Interest Basis or Redemption/ Payment Basis:		[Specify details of any provision for change of Notes into another Interest Basis or Redemption/Payment Basis]

12.	Put/Call Options:

	(i)	Investor Put applies:	[Yes/No]

	(ii)	Issuer Call applies:	[Yes/No]

[(further particulars specified below)]

13.	Status of the Notes and Guarantee:		Senior

14.	Listing:		[London/specify other/None]

15.	Method of distribution:		[Syndicated/Non-syndicated]

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

16.	Fixed Rate Note Provisions		[Applicable/Not Applicable]

(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Rate(s) of Interest:	[ ] per cent. per annum [payable [annually/ semi-annually/quarterly] in arrear]

(If payable other than annually, consider amending Condition 5)

	(ii)	Interest Payment Date(s):	[[ ] in each year up to and including the Maturity Date]/ [specify other]
(NB: This will need to be amended in the case of long or short coupons)

	(iii)	Fixed Coupon Amount(s):	[ ] per [ ] in nominal amount

	(iv)	Broken Amount(s):	[Insert particulars of any initial or final broken interest amounts which do not correspond with the Fixed Coupon Amount(s)]

	(v)	Day Count Fraction:	[30/360 or Actual/Actual (ISMA) or specify other] (NB: Actual/Actual (ISMA) is normally appropriate for Fixed Rate Notes denominated in all currencies other than United States dollars)

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	(vi)	Determination Date(s):	[ ] in each year

[Insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon]

(NB: This will need to be amended in the case of regular interest payment dates which are not of equal duration)

(NB: Only relevant where Day Count Fraction is Actual/Actual (ISMA))

	(vii)	Other terms relating to the method of calculating interest for Fixed Rate Notes:	[None/Give details]

17.	Floating Rate Note Provisions		[Applicable/Not Applicable]

(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Specified Period(s)/Specified Interest Payment Dates:	[ ]

	(ii)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/ [specify other]]

	(iii)	Additional Business Centre(s):	[ ]

	(iv)	Manner in which the Rate of Interest and Interest Amount is to be determined:	[Screen Rate Determination/ISDA Determination/ specify other]

	(v)	Party responsible for calculating the Rate of Interest and Interest Amount (if not the Agent):	[ ]

	(vi)	Screen Rate Determination:

		— Reference Rate:	[ ]

(Either LIBOR, EURIBOR or other, although additional information is required if other — including fallback provisions in the Agency Agreement and Reference Banks)

		— Interest Determination Date(s):	[ ]
(Second London business day prior to the start of each Interest Period if LIBOR (other than Sterling or euro LIBOR), first day of each Interest Period if Sterling LIBOR and the second day on which the TARGET System is open prior to the start of each Interest Period if EURIBOR or euro LIBOR)

		— Relevant Screen Page:	[ ]

(In the case of EURIBOR, if not Telerate Page 248 ensure it is a page which shows a composite rate or amend the fallback provisions appropriately)

		— Reference Banks:	[ ]

	(vii)	ISDA Determination:

		— Floating Rate Option:	[ ]

		— Designated Maturity:	[ ]

		— Reset Date:	[ ]

	(viii)	Margin(s):	[+/-] [ ] per cent. per annum

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	(ix)	Minimum Rate of Interest:	[ ] per cent. per annum

	(x)	Maximum Rate of Interest:	[ ] per cent. per annum

	(xi)	Day Count Fraction:	[Actual/365 or Actual/Actual (ISDA)

Actual/365 (Fixed)

Actual/365 (Sterling)

Actual/360

30/360

30E/360

Other]

(See Condition 5 for alternatives)

	(xii)	Fall back provisions, rounding provisions and any other terms relating to the method of calculating interest on Floating Rate Notes, if different from those set out in the Conditions:	[ ]

18.	Zero Coupon Note Provisions		[Applicable/Not Applicable]

(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Accrual Yield:	[ ] per cent. per annum

	(ii)	Reference Price:	[ ]

	(iii)	Any other formula/basis of determining amount payable:	[ ]
(Consider applicable day count fraction if euro denominated)

	(iv)	Day Count Fraction in relation to Early Redemption Amounts and late payment:	[Conditions 7(e)(iii) and 7(j) apply/specify other]
(Consider applicable day count fraction if not U.S. dollar denominated)

19.	Index Linked Interest Note Provisions		[Applicable/Not Applicable]

(If not applicable, delete the remaining subparagraphs of this paragraph)

	(i)	Index/Formula:	[give or annex details]

	(ii)	Calculation Agent responsible for calculating the interest due:	[ ]

	(iii)	Provisions for determining Coupon where calculation by reference to Index and/or Formula is impossible or impracticable:	[ ]

	(iv)	Specified Period(s)/Specified Interest Payment Dates:	[ ]

	(v)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/ specify other]

	(vi)	Additional Business Centre(s):	[ ]

	(vii)	Minimum Rate of Interest:	[ ] per cent. per annum

	(viii)	Maximum Rate of Interest:	[ ] per cent. per annum

	(ix)	Day Count Fraction:	[ ]

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20.	Dual Currency Interest Note Provisions		[Applicable/Not Applicable]

(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Rate of Exchange/method of calculating Rate of Exchange:	[give details]

	(ii)	Calculation Agent, if any, responsible for calculating the interest payable:	[ ]

	(iii)	Provisions applicable where calculation by reference to Rate of Exchange impossible or impracticable:	[ ]

	(iv)	Person at whose option Specified Currency(ies) is/are payable:	[ ]

PROVISIONS RELATING TO REDEMPTION

21.	Issuer Call		[Applicable/Not Applicable]

(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Optional Redemption Date(s):	[ ]

	(ii)	Optional Redemption Amount(s) and method, if any, of calculation of such amount(s):	[Formula in Condition 7(c) applies (sterling fixed rate issues only) (Specify Reference Stock)/specify other]

	(iii)	If redeemable in part:

		(a) Minimum Redemption Amount:	[ ]

		(b) Maximum Redemption Amount:	[ ]

	(iv)	Notice period (if other than as set out in the Conditions):	[ ]
(N.B. If setting notice periods which are different to those provided in the Conditions, the Issuer is advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems and custodians, as well as any other notice requirements which may apply, for example, as between the Issuer and the Agent or Trustee)

22.	Investor Put		[Applicable/Not Applicable]

(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Optional Redemption Date(s):	[ ]

	(ii)	Optional Redemption Amount(s) and method, if any, of calculation of such amount(s):	[ ] per Note of [ ] Specified Denomination

	(iii)	Notice period (if other than as set out in the Conditions):	[ ]

(N.B. If setting notice periods which are different to those provided in the Conditions, the Issuer is advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems and custodians, as well as any other notice requirements which may apply, for example, as between the Issuer and the Agent or Trustee)

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23.	Final Redemption Amount	[[ ] per Note of [ ] Specified Denomination/specify other/see Appendix]

24.	Early Redemption Amount(s) payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in Condition 7(e)):	[ ]

GENERAL PROVISIONS APPLICABLE TO THE NOTES

25.	Form of Notes:	[Bearer Notes:

Temporary Bearer Global Note exchangeable for a Permanent Bearer Global Note which is exchangeable for Definitive Notes [on 60 days’ notice given at any time/only upon an Exchange Event].

[Temporary Bearer Global Note exchangeable for Definitive Notes on and after the Exchange Date.]

[Permanent Bearer Global Note exchangeable for Definitive Notes [on 60 days’ notice given at any time/only upon an Exchange Event]]

[Exchangeable Bearer Notes: (specify details)]

[Registered Notes:

Global Certificate exchangeable for definitive Registered Notes at the request of the holder/ definitive Registered Notes.]

26.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	[Not Applicable/give details]

(Note that this item relates to the place of payment and not Interest Period end dates to which item 17(iii) and 19(vi) relate)

27.	Talons for future Coupons or Receipts to be attached to Definitive Bearer Notes (and dates on which such Talons mature):	[Yes/No. If yes, give details]

28.	Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:	[Not Applicable/give details. NB: new forms of Global Notes may be required for Partly Paid issues.]

29.	Details relating to Instalment Notes:

	Instalment Amount(s):	[Not Applicable/give details]

	Instalment Date(s):	[Not Applicable/give details]

30.	(i) Redenomination applicable:	Redenomination [not] applicable

[(If Redenomination is applicable, specify the terms of Redenomination in an Annex to the Pricing Supplement)]

	(ii) Consolidation applicable:	Consolidation [not] applicable

[(If Consolidation is applicable, specify the terms of Consolidation in an Annex to the Pricing Supplement)]

31.	Other terms or special conditions:	[Not Applicable/give details]

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DISTRIBUTION

32.	(i) If syndicated, names of Managers:	[Not Applicable/give names]

	(ii) Stabilising Manager (if any):	[Not Applicable/give name]

33.	If non-syndicated, name of relevant Dealer:	[ ]

34.	Whether TEFRA D or TEFRA C rules applicable or TEFRA rules not applicable:	[TEFRA D/TEFRA C/TEFRA not applicable]

35.	Additional selling restrictions:	[Not Applicable/give details]

OPERATIONAL INFORMATION

36.	Any clearing system(s) other than Euroclear and Clearstream, Luxembourg and the relevant identification number(s):	[Not Applicable/give name(s) and number(s)]

37.	Delivery:	Delivery [against/free of] payment

38.	Additional Paying Agent(s) or alternative Registrar (if any):	[ ]

	ISIN:	[ ]

	Common Code:	[ ]

(insert here any other relevant codes)

[LISTING APPLICATION

This Pricing Supplement comprises the final terms required to list the issue of Notes described herein pursuant to the £2,000,000,000 Medium Term Note Programme of Gallaher Group Plc.]

RESPONSIBILITY

The Issuer and the Guarantor each accepts responsibility for the information contained in this Pricing Supplement.

Signed on behalf of the Issuer:	Signed on behalf of the Guarantor:

By: ________________________	By: ________________________________________________________
Duly authorised	Duly authorised

If the applicable Pricing Supplement specifies any modification to the Terms and Conditions of the Notes as described herein, it is envisaged that, to the extent that such modification relates only to Conditions 1, 5, 6, 7 (except Condition 7(b) and (e)), 12, 13, 14, 15 (insofar as such Notes are not listed on any stock exchange) or 18, they will not necessitate the preparation of supplementary Listing Particulars. If the Terms and Conditions of the Notes of any Series are to be modified in any other respect, supplementary Listing Particulars will be prepared, if appropriate.

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TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other competent authority (if any) and agreed by the Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto the following Terms and Conditions. The applicable Pricing Supplement in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purposes of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Form of the Pricing Supplement” for a description of the content of Pricing Supplements which will specify which of such terms and conditions are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes constituted by a Trust Deed (such Trust Deed, as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 8th February, 2001 and made between Gallaher Group Plc (the “Issuer” and, together with its Subsidiaries, including the Guarantor, (each as defined below), the “Group”), Gallaher Limited (the “Guarantor”) and HSBC Trustee (C.I.) Limited (the “Trustee”, which expression shall include any additional or successor trustee) as trustee for the time being for the Noteholders (as defined below). These terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bearer Notes, Certificates, Receipts, Coupons and Talons referred to below.

References herein to the “Notes” shall be references to the Notes of this Series.

Payments in respect of the Notes will be made under an Agency Agreement (such Agency Agreement, as modified and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 8th February, 2001 and made between the Issuer, the Guarantor, the Trustee, HSBC Bank plc as issuing and principal paying agent and agent bank (the “Principal Paying Agent”, which expression shall include any successor issuing and principal paying agent and agent bank) and the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), HSBC Bank plc as registrar (the “Registrar”, which expression shall include any successor registrar) and the transfer agents named therein (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agents).

Interest bearing Bearer Notes have interest coupons (“Coupons”) and, if indicated in the applicable Pricing Supplement (as defined below), talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Bearer Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue. Certificates do not have Receipts, Coupons or Talons attached on issue.

The Pricing Supplement for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Conditions, replace or modify these Conditions for the purposes of this Note. References to the “applicable Pricing Supplement” are to the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

Any reference to “Noteholders” or “holders” in relation to any Notes shall mean (in the case of Bearer Notes) the bearers of the Notes and (in the case of Registered Notes) the persons in whose names the Notes are registered. Any reference herein to “Receiptholders” shall mean the bearers of the Receipts and any reference herein to “Couponholders” shall mean the bearers of the Coupons and shall, unless the context otherwise requires, include the bearers of the Talons.

As used herein, “Tranche” means Notes which are identical in all respects (including, if applicable, as to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including,

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if applicable, as to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the specified office of each of the Principal Paying Agent, the Registrar, the other Paying Agents and the Transfer Agents (such Agents and the Registrar being together referred to as the “Agents”). Copies of the applicable Pricing Supplement are obtainable during normal business hours at the specified office of each of the Agents save that, if this Note is an unlisted Note of any Series, copies of the applicable Pricing Supplement will only be obtainable by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Issuer and the relevant Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement which are applicable to them.

Words and expressions defined in the Trust Deed or used in the applicable Pricing Supplement shall have the same meanings when used in these Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

1.	Form, Denomination and Title

The Notes are in bearer form, exchangeable bearer form or registered form as specified in the applicable Pricing Supplement and serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

All Registered Notes shall have the same Specified Denomination. Where Exchangeable Bearer Notes are issued, the Registered Notes for which they are exchangeable shall have the same Specified Denomination as the lowest Specified Denomination of the Exchangeable Bearer Notes.

Registered Notes are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c), each Certificate shall represent the entire holding of Registered Notes by the same holder.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Pricing Supplement.

Bearer Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Conditions are not applicable.

Subject as set out below, title to the Bearer Notes, Receipts and Coupons will pass by delivery and title to the Registered Notes will pass upon registration of transfers in accordance with the provisions of the Trust Deed and the Agency Agreement. The Issuer, the Guarantor, the Trustee and any Agent will (except as otherwise required by law) deem and treat the bearer of any Bearer Note, Receipt or Coupon and the registered holder of any Registered Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing on it (or on the Certificate representing it) or notice of any previous loss or theft of it) for all purposes.

References to Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Pricing Supplement.

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2.	Exchange of Exchangeable Bearer Notes and Transfers of Registered Notes

(a)	Exchange of Exchangeable Bearer Notes

Subject as provided in Condition 2(f), Exchangeable Bearer Notes may be exchanged for the same aggregate principal amount of Registered Notes at the request in writing of the relevant Noteholder and upon surrender of each Exchangeable Bearer Note to be exchanged, together with all unmatured Receipts, Coupons and Talons relating to it, at the specified office of any Transfer Agent, provided that Exchangeable Bearer Notes surrendered for exchange during the period from and including the Record Date in respect of any Interest Payment Date up to and including such Interest Payment Date will not be required to be surrendered with the Coupon relating to the interest payable on such Interest Payment Date. Registered Notes may not be exchanged for Bearer Notes. Bearer Notes that are not Exchangeable Bearer Notes may not be exchanged for Registered Notes.

(b)	Transfer of Registered Notes

One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate duly completed and executed and such other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by a Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor.

(c)	Exercise of Options or Partial Redemption in Respect of Registered Notes

In the case of an exercise of an Issuer’s or Noteholders’ option in respect of, or a partial redemption of, a holding of Registered Notes represented by a Certificate, a new Certificate, if required, shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, new separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding to the Registrar or any Transfer Agent.

(d)	Delivery of New Certificates

Each new Certificate to be issued pursuant to Condition 2(a), (b) or (c) shall be available for delivery five business days after receipt of the request for exchange, form of transfer or Put Notice (as defined in Condition 7(d)) or surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such request for exchange, form of transfer, Put Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant request for exchange, form of transfer, Put Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

(e)	Exchange Free of Charge

Exchange and transfer of Notes and Certificates on registration, transfer, partial redemption or exercise of an option shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax, duty or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may reasonably require).

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(f)	Closed Periods

No Noteholder may require the transfer of a Registered Note to be registered or an Exchangeable Bearer Note to be exchanged for one or more Registered Note(s) (i) during the period of 15 days ending on the due date for redemption of that Note, (ii) subject as provided below, after any such Note has been called for redemption, (iii) during the period of seven days immediately preceding any Record Date and ending on (and including) the next Interest Payment Date or date for payment of an Instalment Amount or (iv) in respect of which a Noteholder’s redemption option pursuant to Condition 7(d) has been exercised. An Exchangeable Bearer Note called for redemption may, however, be exchanged for one or more Registered Note(s) in respect of which the Certificate is simultaneously surrendered not later than the relevant Record Date.

(g)	Regulations

All transfers of Registered Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Registered Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be made available free of charge by the Registrar to any holder of a Registered Note upon request.

3.	Guarantee and Status of the Notes

(a)
The due performance of all payment and other obligations of the Issuer under the Notes, Receipts and Coupons, these Conditions and the Trust Deed has been unconditionally and irrevocably guaranteed (the “Guarantee”) by the Guarantor in the Trust Deed. The obligations of the Guarantor under the Guarantee constitute direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

(b)
The Notes, any relative Receipts and Coupons constitute direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and (subject as aforesaid) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

4.	Negative Pledge

(a)
So long as any of the Notes remains outstanding, the Issuer will not create or permit to subsist any mortgage, charge, lien (other than a lien arising by operation of law) or other encumbrance (each a “Security Interest”) upon the whole or any part of its undertaking or assets, present or future, to secure payment of any present or future indebtedness of the Issuer or any other person or to secure any guarantee or indemnity in respect of any indebtedness of the Issuer or any other person, without at the same time according to the Notes, any relative Receipts and Coupons and all amounts payable under the Trust Deed, to the satisfaction of the Trustee, either the same security as is created or subsisting to secure any such indebtedness, guarantee or indemnity, or such other security or other arrangement as the Trustee shall in its absolute discretion deem not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

(b)
So long as any of the Notes remains outstanding, the Guarantor will not create or permit to subsist any Security Interest upon the whole or any part of its undertaking or assets, present or future, to secure payment of any present or future indebtedness of the Guarantor or any other person or to secure any guarantee or indemnity in respect of any indebtedness of the Guarantor or any other person, without, at the same time according to its obligations under the Guarantee, to the satisfaction of the Trustee, either the same security as is created or subsisting to secure any such indebtedness, guarantee or indemnity, or such other security or other arrangement as the Trustee shall in its absolute discretion deem not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution of the Noteholders.

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(c)	Paragraphs (a) and (b) do not apply to the following Security Interests:

(i)
any Security Interest already created or agreed to be created, at the date of acquisition, by any company acquired by any member of the Group (otherwise than in contemplation of the acquisition), or any renewal or extension of any such Security Interest on terms no more onerous to that member of the Group than those of the Security Interest renewed or extended; or

(ii)
any Security Interest created in favour of H.M. Customs & Excise or other similar governmental agency whether in the U.K. or elsewhere solely to secure the tobacco taxation liabilities of any member of the Group; or

(iii)	any Security Interest created or arising with the approval of the Trustee or an Extraordinary Resolution of the Noteholders; or

(iv)	any Security Interest created or arising out of retention of title provisions in respect of goods acquired by a member of the Group in the ordinary course of trading; or

(v)	any lien or other Security Interest arising in the normal course of trading and set-off rights and arrangements between cash balances and bank borrowings with the same bank; or

(vi)	any Security Interest on inventories and accounts receivable existing from time to time; or

(vii)
any Security Interest on property existing at the time of acquisition thereof by the Issuer or the Guarantor, provided that such Security Interest was in existence prior to the contemplation of such acquisition and does not extend to any property other than that acquired; or

(viii)
any Security Interest to secure Financial Indebtedness (as defined in Condition 10) incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement (or additions to improvements) of the property subject to such Security Interest; or

(ix)
any Security Interest to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Financial Indebtedness secured by Security Interests referred to in the foregoing sub-paragraphs (i) to (viii), provided that such Security Interest does not extend to any additional property and the principal amount of the extending, renewing, refinancing or refunding Financial Indebtedness is not greater than the principal amount of the Financial Indebtedness being extended, renewed, refinanced or refunded; or

(x)
any one or more other Security Interests not falling within (i) to (ix) above and securing indebtedness the principal, capital or nominal amount of which does not exceed (when aggregated with the indebtedness secured by all other Security Interests permitted under this sub-paragraph (x)) £30,000,000 or its equivalent in other currencies at any one time.

5.	Interest

(a)	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from and including the Interest Commencement Date specified in the applicable Pricing Supplement at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) specified in the applicable Pricing Supplement in each year up to (and including) the Maturity Date.

Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

As used in these Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

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If interest is required to be calculated for a period other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 5(a):

(i)	if “Actual/Actual (ISMA)” is specified in the applicable Pricing Supplement:

(a)
in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or less than the number of days in the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)
the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; and

(2)
the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii)
if “30/360” is specified in the applicable Pricing Supplement, the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to but excluding the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

In these Conditions:

“Determination Period” means each period from (and including) a Determination Date to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)	Interest on Floating Rate Notes and Index Linked Interest Notes

(i)	Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Pricing Supplement; or

(B)
if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Pricing

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Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such Interest will be payable in respect of each Interest Period (which expression shall, in these Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)
in any case where Specified Periods are specified in accordance with Condition 5(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the relevant preceding Interest Payment Date; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)
the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, “Business Day” means a day which is both:

(A)
a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Pricing Supplement; and

(B)
either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (the “TARGET System”) is open.

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Pricing Supplement.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Principal Paying Agent under an interest rate

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swap transaction if the Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the “ISDA Definitions”) and under which:

(1)	the Floating Rate Option is as specified in the applicable Pricing Supplement;

(2)	the Designated Maturity is a period specified in the applicable Pricing Supplement; and

(3)
the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”), the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement.

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) (the “Specified Time”) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of (1) above, no offered quotation appears or, in the case of (2) above, fewer than three offered quotations appear, in each case as at the Specified Time on the Interest Determination Date in question, the Principal Paying Agent shall request each of the Reference Banks to provide the Principal Paying Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Principal Paying Agent with offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Principal Paying Agent.

If on any Interest Determination Date one only or none of the Reference Banks provides the Principal Paying Agent with an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Principal Paying Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Principal Paying

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Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Principal Paying Agent with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for the purpose) informs the Principal Paying Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

(iii)	Minimum and/or maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and calculation of Interest Amounts

The Principal Paying Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Principal Paying Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an Interest Amount for any Interest Period in accordance with this Condition 5(b):

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(i)
if “Actual/365” or “Actual/Actual (ISDA)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

(iii)
if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)	if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

(v)
if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(vi)
if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(v)	Notification of Rate of Interest and Interest Amounts

The Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Trustee and any competent authority or stock exchange by or on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 15 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each relevant competent authority or stock exchange by or on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 15. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London.

(vi)	Determination or Calculation by Trustee

If for any reason the Principal Paying Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or calculate any Interest Amount in accordance with sub-paragraph (ii) or (iv), as the case may be, above, the Trustee shall determine the Rate of Interest at such rate plus or minus (as appropriate) the relevant Margin (if any) as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition 5 but subject always to sub-paragraph 5(b)(iii) above), it shall deem fair and reasonable in all the circumstances and/or, as the case may be, the Trustee shall calculate the Interest Amount in the manner referred to in sub-paragraph (iv) above and

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such determination and/or calculation shall be deemed to have been made by the Principal Paying Agent or, as the case may be, the Calculation Agent.

(vii)	Principal Paying Agent

The Issuer shall procure that, so long as any Floating Rate Note or Index Linked Interest Note is outstanding, there shall at all times be a Principal Paying Agent. The Issuer may at any time (with the prior written approval of the Trustee) terminate the appointment of the Principal Paying Agent. In the event of the principal London office of the Principal Paying Agent being unable or unwilling to continue to act as Principal Paying Agent, the Issuer shall appoint such other bank in London as may be approved in writing by the Trustee to act as such in its place. Neither the resignation nor the removal of the Principal Paying Agent shall take effect (other than in the case of insolvency when it shall take immediate effect) until a successor approved in writing by the Trustee has been appointed.

(viii)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5(b), whether by the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Trustee, the Principal Paying Agent, the Calculation Agent (if applicable), the other Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor, the Trustee, the Noteholders, the Receiptholders or the Couponholders shall attach to the Principal Paying Agent or (if applicable) the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Interest on Dual Currency Interest Notes

The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Pricing Supplement.

(d)	Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

(e)	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:

(1)	the date on which all amounts due in respect of such Note have been paid; and

(2)
five days after the date on which the full amount of the moneys payable in respect of such Note has been received by the Principal Paying Agent, the Trustee or the Registrar, as the case may be, and notice to that effect has been given to the Noteholders in accordance with Condition 15.

6.	Payments

(a)	Method of payment

Subject as provided below:

(i)
payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland,

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respectively); and

(ii)
payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8.

(b)	Presentation of Bearer Notes, Receipts and Coupons

Payments of principal in respect of Bearer Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Bearer Notes, and payments of interest (if any) in respect of Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Payments of instalments of principal (if any) in respect of Bearer Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Bearer Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the Bearer Note to which it appertains. Receipts presented without the Bearer Note to which they appertain do not constitute valid obligations of the Issuer or the Guarantor. Upon the date on which any Bearer Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in bearer form (other than Dual Currency Notes, Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons, falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note, Index Linked Note or Long Maturity Note in bearer form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A “Long Maturity Note” is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate amount of interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant Bearer Note.

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(c)	Payments in respect of Registered Notes

Payments of principal (other than instalments of principal prior to the final instalment) in respect of each Registered Note will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relative Certificate at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Registered Note appearing in the register of holders of the Registered Notes maintained by the Registrar (the “Register”) at the close of business on the third business day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date. Notwithstanding the previous sentence, if (i) a holder does not have a Designated Account or (ii) the principal amount of the Notes held by a holder is less than U.S.$250,000 (or its approximate equivalent in any other Specified Currency), payment will instead be made by a cheque in the Specified Currency drawn on a Designated Bank (as defined below). For these purposes, “Designated Account” means the account (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by a holder with a Designated Bank and identified as such in the Register and “Designated Bank” means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) and (in the case of payment in euro) any bank which processes payments in euro.

Payments of interest and payments of instalments of principal (other than the final instalment) in respect of each Registered Note will be made by a cheque in the Specified Currency drawn on a Designated Bank and mailed by uninsured mail on the business day in the city where the specified office of the Registrar is located immediately preceding the relevant due date to the holder (or the first named of joint holders) of the Registered Note appearing in the Register at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date (the “Record Date”) at his address shown in the Register on the Record Date and at his risk. Upon application of the holder to the specified office of the Registrar not less than three business days in the city where the specified office of the Registrar is located before the due date for any payment of interest or an instalment of principal (other than the final instalment) in respect of a Registered Note, the payment may be made by transfer on the due date in the manner provided in the preceding paragraph. Any such application for transfer shall be deemed to relate to all future payments of interest (other than interest due on redemption) and instalments of principal (other than the final instalment) in respect of the Registered Notes which become payable to the holder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such holder. Payment of the interest due in respect of each Registered Note on redemption and the final instalment of principal will be made in the same manner as payment of the principal amount of such Registered Note.

Holders of Registered Notes will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any Registered Note as a result of a cheque posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses shall be charged to such holders by the Registrar in respect of any payments of principal or interest in respect of the Registered Notes.

(d)	General provisions applicable to payments

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i)
the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Bearer Notes in the manner provided above when due;

(ii) payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

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(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor, adverse tax consequences to the Issuer or the Guarantor.

(e)	Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 9) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	the relevant place of presentation;

(B)	London;

(C)	any Additional Financial Centre specified in the applicable Pricing Supplement; and

(ii)
either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial Centre and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET System is open.

(f)	Interpretation of principal and interest

Any reference in these Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 8;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 7(e)); and

(vii)	any premium and any other amounts (other than Interest) which may be payable by the Issuer and/or the Guarantor under or in respect of the Notes.

Any reference in these Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8 or under any obligation or undertaking given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

7.	Redemption and Purchase

(a)	Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date.

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(b)	Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note nor an Index Linked Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note or an Index Linked Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Principal Paying Agent and the Trustee and, in accordance with Condition 15, the Noteholders (which notice shall be irrevocable), if immediately before giving such notice:

(i)
the Issuer satisfies the Trustee that, on the occasion of the next payment due under the Notes, the Issuer would be obliged to pay additional amounts as provided or referred to in Condition 8 or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision of, or any authority in, or of, the United Kingdom having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(ii)	such requirement cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be required to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer or, as the case may be, the Guarantor shall deliver to the Trustee a certificate signed by two executive directors of the Issuer or, as the case may be, the Guarantor stating that the requirement referred to in (i) above will apply on the occasion of the next payment due in respect of the Notes and cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it and an opinion of legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment. The Trustee shall be entitled to accept the certificate and the opinion of the legal advisers referred to above as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event each of them shall be conclusive and binding on the Noteholders, Couponholders and Receiptholders.

Notes redeemed pursuant to this Condition 7(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)	Redemption at the option of the Issuer (Issuer Call)

If Issuer Call is specified in the applicable Pricing Supplement, the Issuer may, having given:

(i)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 15; and

(ii)	not less than 15 days before the giving of the notice referred to in (i), notice to the Trustee, the Principal Paying Agent and, in the case of a redemption of Registered Notes, the Registrar;

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of an aggregate nominal amount equal to the Minimum Redemption Amount or not higher than the Maximum Redemption Amount. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). A list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 15 not less than 15 days prior to the date fixed for redemption.

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Unless otherwise specified in the applicable Pricing Supplement, the Optional Redemption Amount shall be the higher of the following:

(i)	the principal amount of the Notes to be redeemed; and

(ii)
that price per Note (the “Redemption Price”), expressed as a percentage (rounded to three decimal places, 0.0005 being rounded down), at which the Gross Redemption Yield on the Notes, if they were to be purchased at such price on the third dealing day prior to the date of publication of the notice of redemption, would be equal to the Gross Redemption Yield on such dealing day of the Reference Stock (or, if such stock is no longer in issue, of such other United Kingdom government stock as the Trustee, with the advice of three leading brokers operating in the gilt-edged market and/or gift-edged market makers or such other three persons operating in the gilt-edged market as the Trustee may approve, shall determine to be appropriate (the “Alternative Reference Stock”)) on the basis of the middle market price of the Reference Stock or the Alternative Reference Stock, as the case may be, prevailing at 11.00 a.m. on such dealing day as determined by Barclays Bank PLC (or such other person as the Trustee may approve).

References in the Trust Deed and in these Conditions to principal shall, unless the context otherwise requires, be deemed to include a reference to the Redemption Price.

The “Gross Redemption Yield” on the Notes and on the Reference Stock or the Alternative Reference Stock, as the case may be, will be expressed as a percentage and will be calculated on the basis indicated by the joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105, Part 1, 1978, page 18 or on such other basis as the Trustee may approve.

(d)	Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Pricing Supplement, upon the holder of any Note giving to the Issuer in accordance with Condition 15 not less than 15 nor more than 30 days’ notice (which notice shall be irrevocable) the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, in whole (but not, in the case of a Bearer Note, in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. Registered Notes may be redeemed under this Condition 7(d) in any multiple of their lowest Specified Denomination.

To exercise the right to require redemption of this Note the holder of this Note must deliver such Note at the specified office of any Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) at any time during normal business hours of such Paying Agent or, as the case may be, the Registrar falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent or, as the case may be, the Registrar (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition and, in the case of Registered Notes, the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Registered Notes so surrendered is to be redeemed, an address to which a new Certificate in respect of the balance of such Registered Notes is to be sent subject to and in accordance with the provisions of Condition 2(b).

Any Put Notice given by a holder of any Note pursuant to this paragraph shall be irrevocable except where prior to the due date of redemption an Event of Default shall have occurred and be continuing in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this paragraph.

(e)	Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 10, the Early Redemption Amount of each Note will be calculated as follows:

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(i)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)
in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and a Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the applicable Pricing Supplement, at its nominal amount; or

(iii)	in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1+ AY)[y]

where:

“RP”	means the Reference Price; and

“AY”	means the Accrual Yield expressed as a decimal; and

“y”
is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Notes becomes due and repayable and the denominator of which is 360, or on such other calculation or day count fraction basis as may be specified in the applicable Pricing Supplement

(f)	Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)	Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement.

(h)	Purchases

The Issuer, the Guarantor or any other Subsidiary of the Issuer may at any time purchase Notes (provided that, in the case of Bearer Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike.

(i)	Cancellation

All Notes which are (i) redeemed or (ii) purchased by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Issuer will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption or purchase). All Notes so cancelled shall be forwarded to the Principal Paying Agent and cannot be reissued or resold.

(j)	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

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(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)
five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Principal Paying Agent, the Trustee or the Registrar and notice to that effect has been given to the Noteholders in accordance with Condition 15.

8.	Taxation

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the Issuer or, as the case may be, the Guarantor shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or any authority thereof or therein having power to tax unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer or, as the case may be, the Guarantor shall pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders, Receiptholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes, Receipts or, as the case may be, Coupons in the absence of the withholding or deduction; except that no such additional amounts will be payable in respect of Notes, Receipts or Coupons presented for payment:

(i)
by or on behalf of a holder who is liable for such taxes, duties, assessments or governmental charges by reason of his having some connection with the United Kingdom other than the mere holding of the Note, Receipt or Coupon; or

(ii)
more than 30 days after the Relevant Date (as defined below) except to the extent that a holder would have been entitled to payment of such additional amounts if he had presented his Note, Receipt or Coupon for payment on the thirtieth day after the Relevant Date, assuming, whether or not such is in fact the case, such last day to be a Payment Day (as defined in Condition 6); or

(iii)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 on the taxation of savings income; or

(iv)
by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.

“Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent, the Trustee or the Registrar, as the case may be, on or prior to such due date, it means the date on which, the full amount of such moneys (together with interest accrued thereon) having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 15.

In these Conditions references to principal or interest shall be deemed also to refer to any additional amounts which may be payable as described above or under any obligation undertaken in addition thereto or in substitution therefor pursuant to the Trust Deed.

9.	Prescription

The Notes (whether in bearer or registered form), Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of Interest) after the Relevant Date (as defined in Condition 8) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).

10.	Events of Default

The Trustee, at its discretion, may, and if so requested in writing by the holders of at least one quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of

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the Noteholders shall (subject in each case to being indemnified to its satisfaction) give notice to the Issuer and the Guarantor that the Notes are, and they shall accordingly forthwith become, immediately due and repayable at their Early Redemption Amount plus accrued interest as provided in the Trust Deed, if any of the following events (“Events of Default”) shall have occurred:

(i)	if default is made for more than seven days in the payment on the due date of interest or principal in respect of the Notes or any of them; or

(ii)
if the Issuer or the Guarantor fails to perform or observe any of its other obligations under these Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) next following the service by the Trustee on the Issuer or, as the case may be, the Guarantor or notice requiring the same to be remedied; or

(iii)
if any Financial Indebtedness (as defined below) of the Issuer, the Guarantor or any other Subsidiary of the Issuer becomes due and repayable prematurely by reason of an event of default (however described) or the Issuer, the Guarantor or any other Subsidiary of the Issuer fails to make any payment in respect of any Financial Indebtedness on the due date for payment as extended by any applicable grace period or any security given by the Issuer, the Guarantor or any other Subsidiary of the Issuer for any Financial Indebtedness becomes enforceable and steps are taken to enforce the same provided that no such event shall constitute an Event of Default unless the relative Financial Indebtedness when aggregated with other Financial Indebtedness relative to all (if any) other such events which shall have occurred and remain outstanding exceeds £20,000,000 (or its equivalent in any other currency or currencies); or

(iv)
if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer, the Guarantor or any Principal Subsidiary (as defined below), except (A) on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders or (B) in the case of the voluntary solvent winding-up of a Principal Subsidiary, where all or the major part of the business, undertaking and assets of such Principal Subsidiary are transferred to the Issuer, the Guarantor or another wholly-owned Subsidiary of the Issuer; or

(v)
if the Issuer, the Guarantor or any Principal Subsidiary ceases or threatens to cease to carry on the whole or a substantial part of its business, save on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders, or the Issuer, the Guarantor or any Principal Subsidiary stops or threatens to stop payment of, or is unable to pay, or admits in writing its inability to pay its debts (or any class of its debts) as they fail due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(vi)
if an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of the Issuer, the Guarantor or any Principal Subsidiary or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking or assets of any of them and is not discharged within 30 days; or

(vii)
if (A) proceedings are initiated against the Issuer, the Guarantor or any Principal Subsidiary under any applicable liquidation, insolvency, composition, reorganisation or other similar laws, or an application is made for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer, the Guarantor or any Principal Subsidiary or, as the case may be, in relation to the whole or a substantial part of the undertaking or assets of any of them and (B) in any case (other than the appointment of an administrator) is not discharged within 30 days; or

(viii)
if the Issuer, the Guarantor or any Principal Subsidiary initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws, save on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders; or

(ix)
if the Issuer, the Guarantor or any Principal Subsidiary makes a general assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors); or

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(x)
if there occurs, in relation to the Issuer, the Guarantor or any Principal Subsidiary, in any country or territory in which it carries on business or to the jurisdiction of whose courts it or any of its property is subject to any event which corresponds in that country or territory with any of those mentioned in paragraphs (iv) to (ix) inclusive above; or

(xi)	if the Guarantee ceases to be, or is claimed by the Guarantor not to be, in full force and effect,

provided that no such event, other than those described in paragraphs (i), (iv) (in the case of a winding up or dissolution of the Issuer or the Guarantor) or (x) (in relation to any event having a corresponding effect to the winding up or dissolution of the Issuer or the Guarantor), shall constitute an Event of Default unless and until the Trustee shall have certified to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Noteholders.

In this Condition 10:

(i)	“Financial Indebtedness” means (without double-counting) any indebtedness in respect of:

(a)	moneys borrowed and debit balances at banks and other financial institutions;

(b)	any debenture, bond, note, loan stock or other security;

(c)	any acceptance credit;

(d)	receivables sold or discounted with recourse;

(e)
the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset (excluding trade credit in the ordinary course of business);

(f)	finance leases (as defined in SSAP21) whether in respect of land, machinery, equipment or otherwise;

(g)	the net amount owing under any currency or interest swap, cap or collar arrangements or any other derivative or hedging instrument;

(h)	amounts raised under any other transaction having the commercial effect of a borrowing or raising of money; or

(i)	any guarantee, indemnity or similar assurance against financial loss in respect of any of the items falling within paragraphs (a) to (h) (inclusive) above;

(ii)	“Principal Subsidiary” means at any time:

(a)
any Subsidiary of the Issuer whose total assets or pre-tax profit equals or exceeds 10 per cent. of the total assets or pre-tax profit of the Group at the relevant time, and for the purpose of the above:

(1)	the total assets or pre-tax profit of the Group shall be ascertained by reference to the latest audited published consolidated accounts of the Group; and

(2)
the total assets or pre-tax profit of the Subsidiary shall be ascertained by reference to the accounts (or, if none are available, the accounting returns of that Subsidiary) (consolidated if the Subsidiary has Subsidiaries) used in connection with the preparation of the latest audited published consolidated accounts of the Group; and

(b)
any Subsidiary of the Issuer to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to that transaction or those transactions is a Principal Subsidiary, all as more particularly defined in the Trust Deed.

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In the case of paragraph (b) above the transferor Subsidiary will not be a Principal Subsidiary unless it remains or subsequently becomes a Principal Subsidiary by the operation of paragraph (a) or (b) above.

A certificate signed by two Directors of the Issuer as to whether a company is or is not or was or was not at any particular time or during a specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties; and

(iii)	“Subsidiary” means a subsidiary as defined in section 736 of the Companies Act 1985, as amended from time to time.

11.	Enforcement

(a)
The Trustee may, at its discretion and without further notice, take such proceedings as it may think fit to enforce the provisions of the Trust Deed, the Notes, the Receipts and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Note, the Receipts or the Coupons unless (i) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding, and (ii) it shall have been indemnified to its satisfaction.

(b)
No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

12.	Replacement of Notes, Receipts, Coupons and Talons

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent (in the case of Bearer Notes, Receipts or Coupons) or the Registrar (in the case of Registered Notes) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

13.	Agents

The names of the initial Agents and their initial specified offices are set out below.

The Issuer is entitled (with the previous written approval of the Trustee) to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

(a)	there will at all times be a Principal Paying Agent, a Paying Agent, a Transfer Agent and a Registrar;

(b)	so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent (in the case of Bearer Notes) and a Transfer Agent (in the case of Registered Notes) with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(c)
the Issuer undertakes that it will ensure that it maintains a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to any law implementing or complying with, or introduced in order to conform to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000; and

(d)	there will at all times be a Paying Agent in a jurisdiction within continental Europe, other than the jurisdictions in which the Issuer and the Guarantor are incorporated.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 6(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given by the Issuer to the Noteholders in accordance with Condition 15.

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In acting under the Agency Agreement, the Agents act solely as agents of the Issuer and the Guarantor and in certain limited circumstances specified in the Agency Agreement and the Trust Deed, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

14.	Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9.

15.	Notices

All notices regarding the Bearer Notes will be deemed to be validly given if published in a leading English language daily national newspaper of general circulation in the United Kingdom or, if this is not possible, in another leading English language newspaper previously approved by the Trustee or as otherwise required by any stock exchange or any other competent authority by or on which the Bearer Notes are for the time being listed. It is expected that such publication will be made in the Financial Times in London. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.

All notices regarding the Registered Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Registered Notes are listed by or on a competent authority or stock exchange and the rules of that competent authority or stock exchange so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that competent authority or stock exchange.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Principal Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes).

16.	Meetings of Noteholders, Modification, Waiver and Substitution

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons, the Trust Deed, these Conditions or any of the provisions of the Agency Agreement. Such a meeting may be convened by the Issuer, the Guarantor, the Trustee or Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, the Receipts, the Coupons, these Conditions and certain provisions of the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, the Receipts or the Coupons), the quorum shall be one or more persons holding or representing not less than two thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee, the Issuer and the Guarantor may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to:

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(a)
any modification of the Notes, the Receipts, the Coupons, these Conditions or the Trust Deed or any waiver or authorisation of any breach or proposed breach of any of these Conditions or any provision of the Trust Deed or any determination that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Noteholders; or

(b)	any modification of the Notes, the Receipts, the Coupons, these Conditions or the Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest error.

Any such modification, waiver, authorisation or determination shall be binding on the Noteholders, the Receiptholders and the Couponholders and any such modification shall, unless the Trustee agrees otherwise, be notified to the Noteholders in accordance with Condition 15 as soon as practicable thereafter.

The Trustee may, without the consent of the Noteholders, Receiptholders or Couponholders, agree with the Issuer and the Guarantor to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Notes, the Coupons and the Trust Deed of another company, being either (i) a successor company (as defined in the Trust Deed) of the Issuer (or such previous substitute) or (ii) any Subsidiary of the Issuer, subject to (a) except where the new principal debtor is the Guarantor, the Notes being unconditionally and irrevocably guaranteed by the Guarantor, (b) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution, and (c) certain other conditions set out in the Trust Deed being complied with.

In connection with the exercise of its powers, trusts, authorities and discretions (including but not limited to those in relation to any proposed modification, waiver, authorisation or substitution as aforesaid), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof, and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Trustee, the Issuer or the Guarantor any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

17.	Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified to its satisfaction. The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer and/or the Guarantor and/or any of the Issuer’s other Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or the Guarantor and/or any of the Issuer’s other Subsidiaries, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

18.	Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes or bonds (whether in bearer or registered form) having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of bearer or registered notes or bonds of other Series in certain circumstances where the Trustee so decides.

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19.	Governing Law

The Trust Deed (including the Guarantee), the Agency Agreement, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

20.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999.

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USE OF PROCEEDS

The net proceeds from each issue of Notes will be applied by the Issuer for its general corporate purposes and on lending to its subsidiaries.

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SUMMARY OF PROVISIONS RELATING TO THE NOTES WHILE IN GLOBAL FORM

Initial Issue of Notes

Upon the initial deposit of a Global Note with a common depositary for Euroclear and Clearstream, Luxembourg (the “Common Depositary”) or registration of Registered Notes in the name of any nominee for Euroclear and Clearstream, Luxembourg and delivery of the relative Global Certificate to the Common Depositary, Euroclear or Clearstream, Luxembourg will credit each subscriber with a principal amount of Notes equal to the principal amount thereof for which it has subscribed and paid.

Notes that are initially deposited with the Common Depositary may (if indicated in the applicable Pricing Supplement) also be credited to the accounts of subscribers with (if indicated in the applicable Pricing Supplement) other clearing systems through direct or indirect accounts with Euroclear and Clearstream, Luxembourg held by other clearing systems. Conversely, Notes that are initially deposited with any other clearing system may similarly be credited to the accounts of subscribers with Euroclear, Clearstream, Luxembourg or other clearing systems.

Relationship of Accountholders with Clearing Systems

Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) as the holder of a Note represented by a Global Note or a Global Certificate must look solely to Euroclear, Clearstream, Luxembourg or such other clearing system (as the case may be) for his share of each payment made by the Issuer or, as the case may be, the Guarantor to the bearer of such Global Note or the registered holder of the Global Certificate, as the case may be, and in relation to all other rights arising under the Global Notes or Global Certificates, subject to and in accordance with the respective rules and procedures of Euroclear, Clearstream, Luxembourg or such clearing system (as the case may be). Such persons shall have no claim directly against the Issuer or, as the case may be, the Guarantor in respect of payments due on the Notes for so long as the Notes are represented by such Global Note or Global Certificate and such obligations of the Issuer or, as the case may be, the Guarantor will be discharged by payment to the bearer of such Global Note or the registered holder of the Global Certificate, as the case may be, in respect of each amount so paid.

Exchange

1.	Temporary Global Notes

Each temporary Global Note will be exchangeable, free of charge to the holder, on or after its Exchange Date:

(a)
if the relevant Pricing Supplement indicates that such Global Note is issued in compliance with the C Rules or in a transaction to which TEFRA is not applicable (see “Summary of the Programme — Selling Restrictions”), in whole, but not in part, for Bearer Notes or, if the temporary Global Note is also an Exchangeable Bearer Note, Registered Notes; and

(b)
otherwise, in whole or in part upon certification as to non-U.S. beneficial ownership in the form set out in the Agency Agreement, for interests in a permanent Global Note or, if so provided in the relevant Pricing Supplement, for Bearer Notes or, if the temporary Global Note is also an Exchangeable Bearer Note, Registered Notes.

2.	Permanent Global Notes

Each permanent Global Note will be exchangeable, free of charge to the holder, on or after its Exchange Date in whole but not, except as provided under “Partial Exchange of Permanent Global Notes”, in part for Bearer Notes or, in the case of 2(c) below, Registered Notes:

(a)
by the Issuer giving notice to the Noteholders, the Principal Paying Agent and the Trustee that the Issuer or, as the case may be, the Guarantor would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear or Clearstream, Luxembourg which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two executive directors of the Issuer or, as the case may be, the Guarantor is given to the Trustee; or

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(b)
if the applicable Pricing Supplement provides that such Global Note is exchangeable at the request of the holder, by the holder giving notice to the Principal Paying Agent of its election for such exchange; or

(c)
if the permanent Global Note is an Exchangeable Bearer Note, by the holder giving notice to the Principal Paying Agent of its election to exchange the whole or a part of such Global Note for Registered Notes; or

(d)
otherwise, (1) if the permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or an Alternative Clearing System and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or in fact does so or (2) upon the happening of any of the events defined in the Trust Deed as “Events of Default”, by the holder giving notice to the Principal Paying Agent of its election for such exchange.

3.	Global Certificates

If the Pricing Supplement states that the Notes are to be represented by a Global Certificate on issue, transfers of the holding of Registered Notes represented by any Global Certificate pursuant to Condition 2(b) may only be made in part:

(a)
if the Registered Notes represented by the Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or an Alternative Clearing System and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or in fact does so; or

(b)	upon the happening of any of the events defined in the Trust Deed as “Events of Default”; or

(c)	with the consent of the Issuer,

provided that, in the case of the first transfer of part of a holding pursuant to 3(a) or 3(b) above, the holder of the Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of the intention of the holder of the Global Certificate to effect such transfer.

4.	Partial Exchange of Permanent Global Notes

For so long as a permanent Global Note is held on behalf of a clearing system and the rules of that clearing system so permit, such permanent Global Note will be exchangeable at the cost of the Issuer (failing which, the Guarantor) in part on one or more occasions (i) if such permanent Global Note is an Exchangeable Bearer Note and the part thereof submitted for exchange is to be exchanged for Registered Notes or (ii) for Bearer Notes if so provided in, and in accordance with, the Conditions (which will be set out in the applicable Pricing Supplement) relating to Partly Paid Notes.

5.	Delivery of Notes

On or after the relevant Exchange Date, the holder of a Global Note may surrender such Global Note or, in the case of a partial exchange, present it for endorsement to or to the order of the Principal Paying Agent. In exchange for any Global Note, or the part thereof to be exchanged, the Issuer will (i) in the case of a temporary Global Note exchangeable for a permanent Global Note, deliver, or procure the delivery of, a permanent Global Note in an aggregate principal amount equal to that of the whole or that part of a temporary Global Note that is being exchanged or, in the case of a subsequent exchange, endorse, or procure the endorsement of, a permanent Global Note to reflect such exchange or (ii) in the case of a Global Note or Global Certificate exchangeable for Bearer Notes or Registered Notes, deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Bearer Notes and/or Certificates, as the case may be. In this section, “Bearer Notes” means, in relation to any Global Note, the definitive Bearer Notes for which such Global Note may be exchanged (if appropriate, having attached to them all Coupons and Receipts in respect of interest or Instalment Amounts that have not already been paid on the Global Note and a Talon). Bearer Notes will be security printed and Certificates will be printed in accordance with any applicable legal and stock exchange requirements in or substantially in the form set out in the Schedules to the Trust Deed. On exchange in full of each permanent Global Note, the Issuer will, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Bearer Notes and/or Registered Notes.

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6.	Exchange Date

“Exchange Date” means, in relation to a temporary Global Note, the day falling after the expiry of 40 days after its issue date and, in relation to a permanent Global Note, a day falling not less than 60 days, or in the case of an exchange for Registered Notes five days, or in the case of failure to pay principal or interest in respect of any Notes when due 30 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and in the city in which the relevant clearing system is located.

Amendment to Conditions

The temporary Global Notes, the permanent Global Notes and the Global Certificates contain provisions that apply to the Notes that they represent, some of which modify the effect of the Conditions of the Notes set out in this Offering Circular. The following is a summary of certain of those provisions:

1.	Payments

No payment falling due after the Exchange Date will be made on any temporary Global Note unless exchange for an interest in a permanent Global Note or for Bearer Notes or Registered Notes is improperly withheld or refused. Payments on any temporary Global Note issued in compliance with the D Rules before the Exchange Date will only be made against presentation of certification as to non-U.S. beneficial ownership in the form set out in the Trust Deed. All payments in respect of Notes represented by a Global Note will be made against presentation for endorsement and, if no further payment falls to be made in respect of the Notes, surrender of that Global Note to or to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purpose. A record of each payment so made will be endorsed on each Global Note, which endorsement will be prima facie evidence that such payment has been made in respect of the Notes.

2.	Prescription

Claims against the Issuer or the Guarantor in respect of Notes that are represented by a Global Note or a Global Certificate will become void unless it is presented for payment within a period of ten years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 8).

3.	Meetings

At any meeting of Noteholders, the holder of a Global Note or Global Certificate shall be treated as having one vote in respect of each minimum Specified Denomination of Notes represented by such Global Note or Global Certificate, as the case may be.

4.	Cancellation

Cancellation of any Note represented by a Global Note or a Global Certificate that is required by the Conditions to be cancelled (other than upon its redemption) will be effected by reduction in the principal amount of the relevant Global Note or Global Certificate, as the case may be.

5.	Purchase

Notes represented by a Global Note or a Global Certificate may only be purchased by the Issuer, the Guarantor or any of the Issuer’s other Subsidiaries (as defined in the Trust Deed) if they are purchased together with the rights to receive all future payments of interest and Instalment Amounts (if any) set out in the Pricing Supplement.

6.	Issuer’s Option

Any option of the Issuer provided for in the Conditions of any Notes while such Notes are represented by a Global Note or Global Certificate shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the certificate numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. In the event that any option of the Issuer is exercised in respect of some but not all of the Notes of any Series, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear, Clearstream, Luxembourg or the relevant clearing system (as the case may be).

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7.	Noteholders’ Option

Any option of the Noteholders provided for in the Conditions of any Notes while such Notes are represented by a Global Note or Global Certificate may be exercised by the holder of the Global Note or Global Certificate giving notice to the Principal Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the principal amount of Notes in respect of which the option is exercised and at the same time presenting the Global Note or Global Certificate to the Principal Paying Agent, or to a Paying Agent acting on behalf of the Principal Paying Agent, for notation.

8.	Trustee’s Powers

In considering the interests of Noteholders while any Global Note is held on behalf of, or any Global Certificate is registered in the name of any nominee for, a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to such Global Note or Global Certificate and may consider such interests as if such accountholders were the holders of the Notes represented by such Global Note or Global Certificate.

9.	Notices

So long as any Notes are represented by a Global Note or a Global Certificate and such Global Note or Global Certificate is held in its entirety on behalf of a clearing system, notices to the holders of those Notes may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders or by delivery of the relevant notice to the holder of the Global Note or Global Certificate in substitution for publication and/or posting as required by the Conditions, provided that, so long as the Notes represented by such Global Note or Global Certificate are listed by or on a competent authority or stock exchange, such competent authority or stock exchange so agrees. Any such notice shall be deemed to have been given on the second day after the date on which it is delivered to the clearing system or to the holder of the relevant Global Note or Global Certificate.

Partly Paid Notes

The provisions relating to Partly Paid Notes are not set out in this Offering Circular but will be contained in the applicable Pricing Supplement and thereby in the Global Notes and/or Global Certificates. While any instalments of the subscription moneys due from the holder of Partly Paid Notes are overdue, no interest in a Global Note or Global Certificate representing such Notes may be exchanged for an interest in a permanent Global Note, for Bearer Notes or (as the case may be) Certificates. If any Noteholder fails to pay any instalment due on any Partly Paid Notes within the time specified, the Issuer may forfeit such Notes and shall have no further obligation to their holder in respect of them.

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GALLAHER GROUP Plc AND GALLAHER LIMITED

History and Development

The Issuer was incorporated in England under the Companies Act 1985 as a private company limited by shares on 2nd January, 1997 with the name Gallaher Group Limited and registered number 3299793. On 12th May, 1997 the Issuer was re-registered as a public limited company under its present name. Its registered office is at Members Hill, Brooklands Road, Weybridge, Surrey KT13 0QU. The Guarantor was incorporated in England under the Companies Acts 1948 to 1976 as a private company limited by shares on 12th June, 1980 under the name Watling Fifty-One Limited and changed its name to Gallaher Limited on 2nd January, 1981. The registered number of the Guarantor is 1501573 and its registered office is the same as that of the Issuer.

Until 30th May, 1997, the Issuer was owned by American Brands, Inc. (“American Brands”), now named Fortune Brands, Inc. On 30th May, 1997, the business of the Issuer was demerged from that of American Brands and American Brands distributed to its shareholders all the shares which it owned in the Issuer (the “Demerger”). In connection with the Demerger, a reorganisation took place under which the Issuer paid £945 million to American Brands. On the same date as the Demerger, the shares of the Issuer were listed on the London Stock Exchange and American Depositary Shares, evidenced by American Depositary Receipts, were listed on the New York Stock Exchange.

The Issuer has developed a strategy of maintaining its prominent market position in the UK and developing a balanced portfolio of interests in established and emerging international markets with growth prospects, while continuing to pursue productivity improvements. In furtherance of its strategy of international expansion, the Group acquired: in 2000, the Benson and Hedges and Silk Cut trademarks in certain European Union (“EU”) Accession Countries (as defined below); in 2000, CJSC “Liggett-Ducat Ltd” (“Liggett-Ducat”), a leading cigarette manufacturer and distributor in Russia, for approximately £227 million in cash including acquisition costs; and, in 2001, Austria Tabak Aktiengesellschaft (“Austria Tabak”) for approximately €1,870 million in cash.

The Issuer arranged initial finance for the acquisition of Austria Tabak by way of new debt facilities. On 26th June, 2001, the Issuer refinanced £150 million of its initial debt funding through the placing of new ordinary shares, which were admitted to the Official List of the UK Listing Authority, and began trading on the London Stock Exchange, on 2nd July, 2001.

In December 2001, the Issuer acquired a factory in the Ukraine from Reemtsma Cigarettenfabriken GmbH for a total consideration of £15 million, including acquisition costs. In July 2002, the Issuer acquired Gustavus AB, a Swedish company engaged in the manufacture of both loose and portion snuff for a non-material consideration. In July 2003, the Issuer acquired Kompania Tytoniowa Merkury Sp.z.o.o. (subsequently renamed Gallaher Polska Sp.z.o.o.), a Polish company engaged in the manufacture of cigarettes, for a non-material consideration. During 2002 and 2003, the Issuer invested non-material cash sums in two joint ventures – R.J.Reynolds-Gallaher International SARL and Gallaher-Reynolds Equipment Company.

Trading Activities

The 2003 figures in this section have been extracted from the audited Annual Report and Financial Statements of the Issuer for the year ended 31st December, 2003.

Except as otherwise indicated herein, market share information in respect of the UK reflects unit sales in the retail cigarette market, and is based on information compiled by A.C. Nielsen Company Limited (“Nielsen”), and applies to the year ended 31st December, 2003. Nielsen’s information reflects the results of surveys conducted by it and represents best estimates only.

The Issuer is a leading international tobacco company. The Issuer is headquartered at Weybridge, in the UK, and has leading positions in several markets across Europe and Asia, including Austria, Estonia, Kazakhstan, the Republic of Ireland, Russia, Sweden and the UK. The Issuer does not manufacture, distribute or sell cigarettes or tobacco in the United States of America.

The Issuer’s brand portfolio includes Benson and Hedges, Silk Cut, Mayfair, Sovereign, Sobranie, Dorchester, Troika, LD, Memphis, Meine Sorte, Ronson, Blend, Hamlet, Old Holborn, Amber Leaf and Condor.

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The Issuer’s prominent position in the UK, where it has a cigarette market share of over 38 per cent., has underpinned the Issuer’s international expansion. In 2003, the Issuer had a total turnover of £9,048 million (including duty and share of turnover of joint ventures and associates), of which £3,611 million, or 39.9 per cent., was from UK operations, and total operating profit of £505 million (including share of operating profits of joint ventures and associates), of which £267 million, or 52.9 per cent., was also from UK operations.

In 2003, the Guarantor had a total turnover (on an unconsolidated basis) of £3,707 million (including duty), and total operating profit (on an unconsolidated basis) of £278 million.

The Issuer’s international sales are concentrated primarily in continental western Europe, the Commonwealth of Independent States (“CIS”) and the Republic of Ireland. The Issuer’s international sales, which are based primarily on cigarettes, accounted for 60.1 per cent. of the Issuer’s turnover (£5,437 million, including duty and share of turnover of joint ventures and associates) and 47.1 per cent., of the Issuer’s operating profit (£238 million, including share of operating profits of joint venture and associate) in 2003 and represented approximately 87.3 per cent., of the Issuer’s total cigarette unit sales in 2003.

The Issuer owns the Benson and Hedges trademark, other than for use in duty free markets, in the EU, countries in western Europe and certain EU Accession Countries. The Issuer also owns the Silk Cut trademark in the EU, countries in western Europe and certain EU Accession Countries.

The Group employs over 10,000 people and has manufacturing plants in Austria, Kazakhstan, Poland, Russia, Ukraine and the UK.

Legal and Regulatory Environment

The global tobacco market has been subject to significant regulatory influence in recent years, including: the levying of substantial tax and duty charges; restrictions on advertising and marketing; the display of larger health warnings and statements of tar, nicotine and carbon monoxide smoke yields on product packaging; regulations on the smoke yields of cigarettes; the disclosure of ingredients in tobacco products; the prohibition of certain descriptors such as ‘light’ and ‘mild’; and increased restrictions such as the prohibition of smoking in many public places and raising the ages at which cigarettes may be purchased.

The Issuer has a long history of managing its business successfully within a regulatory climate. In recent years, the Issuer has reduced its susceptibility to regulatory changes in any single country by expanding its international operations. However, it is possible that regulations in any of its key markets could have an adverse effect on the Issuer’s sales and operating performance.

Regulation

In 2003, the World Health Organisation adopted a Framework Convention on Tobacco Control (“FCTC”). This tobacco control treaty includes provisions governing, amongst other matters: advertising and sponsorship; tax and price increases; labelling; illicit trade; and environmental tobacco smoke. The FCTC will come into force once 40 Member States have ratified it.

Within the EU, a Directive concerning the manufacture, presentation and sale of tobacco products was adopted in 2001 and has been implemented into Member States’ national law. Its provisions include: matters relating to ingredients disclosure; the prohibition of descriptors suggesting that a particular tobacco product is less harmful than others; new and larger health warnings; rules relating to the use of colour photographs or other illustrations to depict and explain the health consequences of smoking; tar, nicotine and carbon monoxide ceilings; an assessment of the health effects of the smoke yield of other substances; and a proposal for a common list of ingredients permitted for use in tobacco products. The EU Commission is to report by the end of 2004 on the application of the Directive and indicate features that should be reviewed or developed in light of developments in scientific or technical knowledge.

The EU Commission has adopted a Decision that establishes rules relating to the use of colour photographs or other illustrations to depict and explain the health consequences of smoking. It is for Member States to decide whether to introduce such pictorial health warnings from October 2004.

In June 2003, an EU Directive relating to the advertising and sponsorship of tobacco products was adopted. Its provisions include the prohibition of tobacco advertising: in the press and other printed publications; in radio broadcasting; in information society services; and, through tobacco related sponsorship, including the free distribution of tobacco products. Member States are required to comply

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with this Directive no later than 31st July, 2005. The German Government and others have commenced a legal challenge to the Directive in the European Court of Justice.

Certain EU Member States have already enacted, or are considering, legislation or regulation that restricts further the opportunities to smoke in public places, most notably in the Republic of Ireland.

In May 2004, 10 additional European countries (“EU Accession Countries”) joined the EU. These countries are required to comply with the existing laws of the EU at the time of joining except for certain transitional arrangements.

In the UK, the Tobacco Advertising and Promotion Act came into force in 2002. The Act prohibited the advertising and promotion of tobacco products including billboards, press and free distribution of samples from February 2003, and in-pack promotion schemes from May 2003. The Act also banned sponsorship by tobacco companies from July 2003, although transitional provisions allow an exemption for ‘exceptional global events’ until the end of July 2005. The Tobacco Advertising and Promotion (Point of Sale) Regulations were published in March 2004. These Regulations, coming into force on 21st December, 2004, will significantly restrict the size, format and content of tobacco advertisements that may be published at the point of sale and on tobacco vending machines. The Regulations are the subject of legal challenge by the Issuer and other tobacco companies.

In August 2003, the UK Office of Fair Trading (“OFT”) notified the Issuer of an enquiry into vertical agreements between manufacturers and retailers in the UK cigarette, tobacco and tobacco related markets. The Issuer is co-operating with the enquiry which is currently at the information gathering stage. Given the early stage of the enquiry, it is not possible to assess whether or not the OFT intends to reach an adverse decision. Similarly, it is not possible, in the event that an adverse decision is reached, to assess the extent (if any) of any fines. However, in the event that the OFT considers a company has infringed UK competition law, it has the authority to levy a fine against the infringing company. Until 30th April, 2004 the maximum fine could not exceed 10 per cent. of that company’s UK turnover during the relevant period. As from 1st May, 2004 that limit is set by reference to worldwide turnover, although it is unclear whether this new limit applies retrospectively. The Issuer has been advised that any fine would be net of duty payments. In the three years ended 31st December, 2003, the Issuer’s aggregate net UK turnover was £1,776 million (and its worldwide turnover was £8,701 million). In the event of an adverse decision by the OFT, however, the Issuer would have significant rights of appeal. As at 12th May, 2004, no notice has been filed by the OFT indicating its intention to reach an adverse decision in relation to this matter. In any event, the Issuer intends to defend its position vigorously.

In the Republic of Ireland, the Public Health (Tobacco) (Amendment) Act 2004 (the “Public Health Act”) was made law in March 2004, purporting to give effect to two EU Directives and an EU Recommendation relating to tobacco. Together with the Public Health (Tobacco) Act 2002, the Public Health Act includes provision for a comprehensive ban on tobacco advertising, sponsorship and measures relating to the manufacture, presentation and sale of tobacco products. A legal challenge by a subsidiary of the Issuer and other tobacco companies has commenced to certain parts of the Public Health Act, most notably a requirement that tobacco products must be sold “below the counter” and cannot be displayed in vending outlets. The Public Health Act also includes a complete ban on smoking in all public places, with certain limited exceptions, which came into force on 29th March, 2004. Separately, Regulations were made in September 2003, purportedly to give effect to the 2001 EU Directive on the manufacture, presentation and sale of tobacco products, and parts of these are also the subject of legal challenge by the Issuer.

In Germany, from 2007 cigarettes may only be bought from vending machines which have youth protection technology installed; that is consumers will have to verify their age by, for instance, using age encoded chip cards. Furthermore, from 1st July, 2004, the sale of cigarettes in packs of less than 17 cigarettes will be prohibited.

In France, the Government enacted a law in 2003 seeking to restrict tobacco consumption among young people. The law includes the prohibition on the sale of packs of less than 19 cigarettes.

In the Netherlands, the Government has introduced tobacco ingredient disclosure regulations. In August 2003, the relevant subsidiary of the Issuer and Philip Morris International commenced a joint legal challenge to the Dutch regulations, which, the companies believe, do not provide adequate protection for brand recipes. Other tobacco companies including British American Tobacco, Japan Tobacco International and Imperial Tobacco have also commenced legal proceedings in respect of these regulations.

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In Russia, a federal law on restrictions on the smoking of tobacco came into force in 2002. The legislation prohibits: smoking in some public places; the sale of cigarettes to those under 18 years of age; and the sale of loose cigarettes or packs containing fewer than 20 cigarettes. Furthermore, from January 2003, the production and import of filter cigarettes with smoke yields exceeding 14mg of tar and 1.2mg of nicotine was prohibited, and tobacco products must display a general and rotational health warning and tar and nicotine smoke yields.

In addition, draft Bills have been introduced to the Russian State Duma whose provisions include: significantly larger rotational health warnings from January 2005; further reductions in maximum tar and nicotine smoke yields; a complete ban on tobacco advertising, with certain limited exceptions, and at point-of-sale, with effect from January 2006; a requirement that one in every ten packs should have a special leaflet inserted with health information on tobacco addiction; and a ban on the sale of tobacco products within 100 metres of educational establishments.

In the Ukraine, the Parliament approved amendments to the Law on Advertising in September 2003, restricting tobacco advertising in the printed media and prohibiting it entirely on television and radio. Furthermore, a draft law is being considered the provisions of which include: prohibition of certain tobacco advertising; prohibition of the sale of tobacco products to and by persons under 18 years of age; prohibition of the sale of cigarettes in packs of less than 20 cigarettes; further restrictions on smoking in public places; significantly larger health warnings; and reductions in maximum tar and nicotine smoke yields.

In Kazakhstan, the Parliament adopted the Law on Advertising in November 2003, which limits tobacco advertising in the media. Outdoor tobacco advertising is also to be prohibited from 1st October, 2004, under the law on prevention and restriction of tobacco smoking. Additionally, new health warning requirements apply from April 2004.

Tobacco Taxation

In 2002, the EU adopted a Directive increasing the minimum excise rates on all tobacco products. The provisions also include the introduction of a minimum excise burden of €60 per thousand cigarettes on the most popular price category of cigarettes, which will increase to €64 per thousand cigarettes in July 2006. For certain EU Member States, the Directive allows transitional periods to comply with the new cigarette rates. Additionally, a number of Member States have introduced a minimum excise duty, relating to the duty levied on cigarettes of the most popular price category in each country.

EU Accession Countries will be required to implement significant duty increases in order to comply with the minimum cigarette excise tax requirements. Many have been allowed transitional periods – the longest until January 2010 – in which to comply. Any relaxation of the current controls on personal imports from EU Accession Countries into existing EU Member States could have a significant negative impact on sales in neighbouring countries such as Austria and Germany in the transitional periods. The UK Government has announced limits on the maximum number of cigarettes that may be imported into the UK from eight EU Accession Countries. The Austrian Government has also issued regulations maintaining the 25-cigarette import limit for Austrian residents returning from four neighbouring EU Accession Countries.

In the UK, tobacco duty was raised in line with inflation in April 2004. The impact of high taxation in the UK cigarette market, resulting in high prices, has led to reduced annual industry volumes, greater price competition and trading down by consumers to lower price cigarette brands. The Issuer believes that the wide price differentials between the UK and Continental Western Europe and other parts of the world have led to an illicit market for legitimate and counterfeit cigarettes and also an increase in legitimate cross-border purchasing. HM Customs and Excise estimates that, for the year 2002-03, approximately 27 per cent. of cigarettes and around 70 per cent. of handrolling tobacco smoked in the UK market were not UK duty paid products.

The Issuer continues to support and endorse regulatory authorities’ activities to stop smuggling of tobacco products. Gallaher has a history of co-operation with customs authorities and readily exchanges relevant information with the authorities on a regular basis.

In certain other important Continental European markets, excise duty increases continue to have an impact on prices, sales and margins. These include, for instance, large tax increases in Ireland, Germany, the Netherlands and France.

In Russia, a draft Bill retaining the mixed excise system for 2005 is being debated in the State Duma.

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Environmental matters

We are subject to a variety of environmental laws and regulations in the jurisdictions in which we operate. We have incurred, and will continue to incur, capital and operating expenditures in complying with these laws and regulations. We believe we are in substantial compliance with applicable environmental requirements.

Litigation

The following information is a summary of the legal or arbitration proceedings (including proceedings which are pending or threatened of which the Issuer or the Guarantor is aware) which may have, or may have had in the 12 months preceding the date of this Offering Circular, a significant effect on the financial position of the Issuer, the Guarantor or the Group. It is not possible to quantify the effect such proceedings may have or may have had on the financial position of the Issuer, the Guarantor or the Group.

Certain subsidiaries of the Issuer are defendants to a limited number of actions in the UK where the plaintiffs are seeking damages for ailments claimed to have resulted from tobacco use or exposure to tobacco smoke. There are no such claims in England and Wales. As at 11th May, 2004, subsidiaries of the Issuer are involved as a defendant in three dormant individual cases in Scotland, where plaintiffs seek damages for ailments claimed to have resulted from tobacco use. Additionally on 4th May, 2004, a subsidiary of the Issuer and another tobacco company were served with legal proceedings in Scotland on behalf of an individual plaintiff alleging that smoking cigarettes caused lung cancer. The claim alleges that the other tobacco company’s cigarettes were smoked from 1960 until the early 1990’s, before the plaintiff allegedly switched to smoking a brand manufactured by the Issuer. The claim totals £500,000 plus interest and the costs of the action. The proceedings are at a very early stage, and the claim will be robustly defended.

In the Republic of Ireland, there are currently 14 individual claims against subsidiaries of the Issuer. Of the 151 claims that have been dismissed or abandoned since 1997, 10 individual plaintiffs have appealed against dismissal. The outcome of these appeals is awaited. Of the remaining 14 claims, 13 Statements of Claim have been served upon subsidiaries of the Issuer and other tobacco companies, making wide-ranging allegations against such companies and against Ireland, the Attorney General and the Minister for Health and Children, who are also named as defendants in some of those cases. The Issuer has refused to accept service of five of these Statements of Claim due to the delays by the plaintiffs in prosecuting the claims. Court applications by the Issuer are pending in relation to 11 of the cases in which Statements of Claim have been served. No defence will be delivered pending the conclusion of all of these matters.

The Issuer is not a party to smoking related litigation anywhere else in the world.

To date, there has been no recovery of damages against the Issuer or any of its subsidiary companies in any action alleging that its tobacco products have resulted in human illnesses. The Issuer believes that there are meritorious defences to the actions and claims pending against the Issuer and they will be vigorously contested. However, it is not possible to predict the outcome of the pending litigation. There can be no assurance that favourable decisions will be achieved in the proceedings pending against the Issuer and its subsidiaries, that additional proceedings will not be commenced in the UK or elsewhere against members of the Group, that those companies will not incur damages, or that, if incurred, such damages will not have a material impact on the Issuer’s operating performance or financial condition. Regardless of the outcome of the pending litigation, the costs of defending these actions and claims could be substantial and will not be fully recoverable from the plaintiffs, irrespective of whether or not they are successful.

In April 2004, Swedish Match North Europe AB (“Swedish Match”) issued proceedings in the Stockholm Marketing Court against both Gustavus AB and Gallaher Sweden AB claiming certain of Gustavus’ snus products are imitations of Swedish Match’s products and therefore their sale is prohibited under the Swedish Marketing Practices Act. The claim appears to centre on possible risk of confusion to consumers as a result of alleged similarity between the packaging of the products of the respective companies. The action will proceed to a full trial . It is expected that it will take 12-24 months for the action to complete and the Court to give a final decision. The claim is being vigorously resisted.

Liggett-Ducat continues to be involved in court processes relating to payments allegedly due for unpaid taxes, penalties and fines claimed by the Russian tax authorities. As at 12th May, 2004, the challenges that have been made to the claims have been successful. Based upon the facts and matters currently known, Liggett-Ducat considers that there are meritorious defences against these actions and they will be vigorously defended.

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In Saudi Arabia, a former distributor of Gallaher International Limited (“Gallaher International”) began a mediation process in 2001 against American Tobacco Company, British American Tobacco and Gallaher International, relating to the termination of a distribution agreement in October 1995 and claiming damages of US$39,750,000. At a mediation hearing in June 2001 Gallaher International rejected the claim against it in its entirety, indicating that any proceedings would be vigorously resisted. That position was subsequently confirmed in writing in July 2001. Gallaher International has received no further communication from the mediator since then.

Recent Developments

On 12th May, 2004, the Chairman of the Issuer issued the following statement:

“Our strategy of developing a balance of interests in a number of established and emerging markets delivered another strong performance in 2003. Revenues, volumes and earnings per share increased, and operating costs were driven down.

Before the effects of foreign exchange translation, which continues to impact divisional earnings, Group trading to date in 2004 is in line with expectations.

Partly reflecting a weak comparator period last year, we grew total first quarter 2004 cigarette volumes 18.2 per cent.

United Kingdom

UK duty-paid cigarette market volume sales to consumers decreased around 1.5 per cent. in the first quarter, despite increased purchases ahead of the Government’s budget on 17 March. However, largely due to a weak first quarter in 2003, we grew UK volumes more than 7 per cent. in the period January to March 2004.

Downtrading from the premium and mid price sectors into value cigarettes continued, albeit at the slower rate experienced over recent years, and the share of the market held by value cigarettes rose to over 58 per cent.

Our first quarter UK market share was 38.6 per cent., supported by good performances from Mayfair and Benson & Hedges Silver. Mayfair’s market share grew to over 11 per cent. and Benson & Hedges Silver’s share reached 1.5 per cent., taking Benson & Hedges’ total house share to 9.5 per cent. These gains, however, were offset by minor losses from a number of other brands.

The UK cigar market declined over 5 per cent. in the first quarter and the trend from the medium cigar sector to the small cigar sector continued. We increased our leadership of the total cigar market to 47.1 per cent.

Continental Europe (“CED”)

Trading conditions in Continental Europe have been difficult. Significant duty increases have resulted in: declines in domestic sales in several key markets; increased cross border trade, both between EU countries and those on its eastern borders, which have subsequently become members; increased pressure on margins; and, downtrading into value cigarettes and other tobacco products.

First quarter duty-paid market volumes fell around 23 per cent. in France, and 6 per cent. in Germany and Austria. Although Austria borders several new EU member states, which currently have comparatively low cigarette prices, the total market should be partly assisted by the continuation of the 25-stick limit on legal personal imports from these states.

Despite these factors, first quarter underlying volumes in Continental Europe were broadly flat. However, the acquisition of KT Merkury in the second half of 2003, and the growth subsequently achieved in Poland, resulted in a 6.4 per cent. increase in total CED volumes. Our retail market share in Poland continues to increase, approaching 3 per cent. in March.

Our year-on-year market share in Austria was level and our cigarette share in Sweden showed a modest decline – largely due to a particularly strong performance from Level ahead of a price increase last year. Gustavus delivered an excellent performance in Sweden, with retail share reaching 2.3 per cent. by the end of the quarter.

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Our performances in Italy and Romania are particularly pleasing. We increased Italian market share to over 4 per cent. and Romanian volumes grew over 60 per cent.

The decline in the value of the euro in relation to sterling is expected to impact the translation of CED profits into sterling during 2004. Full year earnings are expected to be weighted towards the second half of the year. This is due to factors including first half start-up losses in Poland and improved margins at ATG following the March price rise in Germany.

Commonwealth of Independent States (“CIS”)

Gallaher continued to make excellent progress in the CIS during the first quarter. We increased market share in Russia, Kazakhstan and Ukraine. These share gains, and more significantly, a weak first quarter in Russia last year caused by the extended closure of our Moscow factory, resulted in a 34.9 per cent. increase in divisional volumes.

We increased our share of consumer sales in Russia to 15.7 per cent. and our share of the growing premium sub-sector to 3.4 per cent. In Kazakhstan our market share reached 33.8 per cent. and in Ukraine it advanced to 12.8 per cent.

Rest of World

Total volumes in our Rest of World division showed a modest increase, supported by stable first quarter sales in the Republic of Ireland, despite a decline in overall market volumes, and good growth in Guinea and Nigeria.

In the Republic of Ireland, the Tobacco Smoking Prohibition Regulations came into force at the end of March, introducing a ban on smoking in nearly all indoor workplaces, including pubs and clubs. It is too early to measure what impact this will have on market volumes.

Operations

We continue to maximise value from our operational base while retaining the flexibility to meet changing market demands.

Our European restructuring programme is progressing as planned, enabling us to integrate our manufacturing capabilities and maximise the use of our most efficient assets.

Changes of this nature can be difficult for employees and our restructuring has resulted in some job losses. However, only by remaining at the forefront of efficiency can we ensure Gallaher’s long-term success.

Regulation

I will take the opportunity of my first AGM as Chairman to outline my views on the sector in which we operate.

We are in the business of manufacturing, distributing and marketing tobacco products, knowing that such products are controversial. There are risks associated with smoking, which are clearly understood by Gallaher, governments, smokers and the general public alike. For our part, we are fully aware of our responsibilities in selling tobacco products to adult smokers.

The tobacco sector is highly regulated and some people believe that even more restrictions should be put in place. We, however, believe that the issues surrounding smoking and health can be best addressed by working together with governments to achieve objective, sound and fair regulation.

Smokers shouldn’t be discriminated against simply because they choose to smoke and we maintain that the rights of smokers should be protected. In the same way that Gallaher expects smokers to accept their responsibilities, others should respect the rights of smokers. Consequently, we are committed to bringing balance and a sense of proportion to the public debate on smoking.”

Principal companies within the Group

The Issuer is the holding company of the Group which holds directly or indirectly all the shares in the companies of the Group.

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The Guarantor is a wholly-owned direct subsidiary of the Issuer and is an intermediate holding company which holds the shares of certain of the other companies in the Group. It is also the principal operating company within the Group and its main activities are the manufacture and sale of tobacco products, principally cigarettes.

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The following table sets forth certain information on the Issuer’s principal direct and indirect subsidiaries as at the date of this Offering Circular.

Name	Country of Incorporation	Shareholding	Principal Business
Gallaher Limited	England & Wales	100%	Manufacture, marketing and distribution of tobacco products in the UK
Benson & Hedges Limited	England & Wales	100%	Ownership of trade-marks of tobacco products
Gallaher Asia Limited	Hong Kong	100%	Marketing of tobacco products in Asia
Gallaher Canarias SA	Spain	100%	Marketing and importation of tobacco products in the Canary Islands
Gallaher (C.I.) Limited (a)	Cayman Islands		Finance company
Gallaher (Dublin) Limited	Republic of Ireland	100%	Marketing and distribution of tobacco products in the Republic of Ireland
Gallaher France EURL	France	100%	Marketing of tobacco products in France
Gallaher Hellas SA	Greece	100%	Marketing and importation of tobacco products in Greece
Gallaher International Limited	England & Wales	100%	Export and marketing of tobacco products outside the UK
Gallaher Italia SRL	Italy	100%	Marketing and importation of tobacco products in Italy
Gallaher Kazakhstan LLC	Kazakhstan	100%	Manufacture, marketing and distribution of tobacco products in Kazakhstan
Gallaher Overseas Holdings Limited	England & Wales	100%	Holding company
Gallaher Polska Sp z.o.o.	Poland	100%	Manufacture, marketing and distribution of tobacco products in Poland
Gallaher Spain SA	Spain	100%	Marketing of tobacco products in Spain
Liggett-Ducat CJSC	Russia	100%	Manufacture of tobacco products in the CIS
Liggett-Ducat Trading	Russia	100%	Marketing and distribution of tobacco products in the CIS
Liggett-Ducat Ukraine	Ukraine	100%	Manufacture, marketing and distribution of tobacco products in Ukraine
Austria Tabak AG & Co. KG	Austria	100%	Manufacture of tobacco products in Austria
Austria Tabak GmbH	Germany	100%	Marketing and distribution of tobacco products in Germany
Gallaher Austria Tabak Europe GmbH & Co. KG	Austria	100%	Marketing and distribution of tobacco products in Continental Europe
Gallaher Sweden AB	Sweden	100%	Marketing of tobacco products in Scandinavia
Gustavus AB	Sweden	100%	Manufacture and marketing of snuff tobacco in Sweden
Tobaccoland Handels GmbH & Co. KG	Austria	100%	Distribution of tobacco and non-tobacco products in Austria
Tobaccoland Automatengesellschaft GmbH & Co. KG	Germany	63.9%	Tobacco and non-tobacco vending operations in Germany

Note:
(a)
The Issuer does not have a majority interest in the ordinary equity share capital of Gallaher (C.I.) Limited. However, given that the risks and rewards of ownership of the company rest with the Issuer and the fact that the Issuer has the power to remove the directors of the company, Gallaher (C.I.) Limited is a subsidiary undertaking, and its results, assets and liabilities are fully consolidated within the financial statements of the Issuer.

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DIRECTORS OF GALLAHER GROUP Plc

The Directors of the Issuer, their functions within the Group and their principal activities outside the Group are as follows:

Name	Function	Principal activities outside the Group

Executive Directors

Nigel Northridge	Chief Executive	Non-Executive Director of Aggreko plc and Paddy Power Plc

Nigel Dunlop	Group Operations Director	None

Neil England	Group Director – UK and Republic of Ireland	Non-Executive Director of The Eastern European Trust PLC

Mark Rolfe	Finance Director	None

Nigel Simon	Group Director – Continental Europe	None

Non-Executive Directors

John Gildersleeve	Chairman	Non-Executive Director of The Carphone Warehouse Group PLC

Non-Executive Deputy Chairman of EMI Group plc

Sir Graham Hearne, CBE	Deputy Chairman	Non-Executive Chairman of Novar plc and Braemar Seascope Group PLC

Non-Executive Director of N. M. Rothschild & Sons Limited

Ronnie Bell		None

Alison Carnwath		Chairman of The Vitec Group Plc

Non-Executive Director of Man Group Plc, Friends Provident Plc, Isis Equity Partners Plc and Dwr Cymru Cyfyngedig

Richard Delbridge		Non-Executive Director of Balfour Beatty plc, Tate & Lyle PLC and Cazenove Group plc

Dr Antony Portno, CBE		Non-Executive Director of Wilson Bowden Plc

The business address of each Director is Members Hill, Brooklands Road, Weybridge, Surrey KT13 0QU (the registered and head office of the Issuer).

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DIRECTORS OF GALLAHER LIMITED

The Directors of the Guarantor, their functions within the Group and their principal activities outside the Group are as follows:

Name	Function	Principal activities outside the Group

Nigel Northridge	Chief Executive	Non-Executive Director of Aggreko plc and Paddy Power Plc

Nigel Dunlop	Group Operations Director	None

Neil England	Group Director – UK and Republic of Ireland	Non-Executive Director of The Eastern European Trust PLC

Thomas Keevil	Company Secretary and General Counsel to the Issuer	None

Mark Rolfe	Finance Director	None

Nigel Simon	Group Director – Continental Europe	None

The business address of each Director is Members Hill, Brooklands Road, Weybridge, Surrey KT13 0QU (the registered and head office of the Guarantor).

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CAPITALISATION AND INDEBTEDNESS OF GALLAHER GROUP Plc

The following table sets out the audited share capital and the consolidated indebtedness of the Issuer as at 31st December, 2003.

As at 31st December, 2003

(£ millions)
Share Capital[1]
Authorised
1,050 million Ordinary Shares of 10p each
Issued, allotted and fully paid
653,596,000 Ordinary Shares of 10p each	65

Total Share Capital	65

Indebtedness
Unsecured amounts falling due within one year
Bank loans and overdrafts	106
Other loans	32
Finance Lease Obligations	1
Unsecured amounts falling due after more than one year
Bank loans	349
4.875% Eurobonds due 2005 (Euro900,000,000)	635
5.75% Eurobonds due 2006 (Euro750,000,000)	528
5.875% Eurobonds due 2008 (Euro375,000,000)	264
6.625% Eurobonds due 2009 (£300,000,000)	300
5.75% Eurobonds due 2013 (£250,000,000)	250
Other loans	100
Finance Lease Obligations	3

Total Indebtedness	2,568

Total Capitalisation and Indebtedness	2,633

Notes:

1.	As at 12th May, 2004, the authorised share capital comprised 1,050 million Ordinary Shares of 10p each, of which 653,792,944 were issued, allotted and fully paid.

2.
As at 31st December, 2003, the Issuer had contingent liabilities for guarantees given in respect of third parties which amounted to £13 million and no provision had been made in respect of instances where litigation proceedings, hearings or negotiations relating to claims were pending or threatened against the Group as a result of actions regarding alleged tobacco-related illnesses.

3.	As at 31st December, 2003, all of the Issuer’s indebtedness was unsecured. Of the total indebtedness of the Issuer, £2,105 million was guaranteed by the Guarantor.

4.
As at 30th April, 2004, (being the latest practicable date prior to the publication of this Offering Circular) the figure for “Bank loans” under “Unsecured amounts falling due after more than one year” had fallen to £347 million and the figure for “Bank Loans and Overdrafts” under the heading “Unsecured amounts falling due within one year” had risen to £113 million, due to an increase in the level of the Group’s working capital. None of this indebtedness is guaranteed.

5.	As at 31st December, 2003, cash at bank and in hand amounted to £93 million.

6.	Save as disclosed above, there has been no material change to the capitalisation and indebtedness, guarantees and contingent liabilities of the Issuer since 31st December, 2003.

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CAPITALISATION AND INDEBTEDNESS OF GALLAHER LIMITED

The following table sets out the audited share capital and the indebtedness of the Guarantor as at 31st December, 2003.

As at 31st December, 2003

(£ millions)
Share Capital
Authorised, issued, allotted and fully paid
85,056,000 Ordinary Shares of 50p each	43
195,000,000 Non-Voting Variable Rate Cumulative Preference Shares of €1 each	122

Total Share Capital	165

Indebtedness
Unsecured amounts falling due within one year
Bank loans and overdrafts	8
Unsecured amounts falling due after more than one year
Bank loans	149

Total Indebtedness	157

Total Capitalisation and Indebtedness	322

Notes:

1.
As at 31st December, 2003, the Guarantor had contingent liabilities for guarantees given in respect of Group undertakings which amounted to £2,161 million and no provision had been made in respect of instances where litigation proceedings, hearings or negotiations relating to claims were pending or threatened against the Group as a result of actions regarding alleged tobacco-related illnesses.

2.	As at 31st December, 2003, all indebtedness of the Guarantor was unsecured. Of the total indebtedness of the Guarantor, £149 million was guaranteed by the Issuer.

3.
As at 30th April, 2004, (being the latest practicable date prior to the publication of this Offering Circular) the figure for “Bank loans” under “Unsecured amounts falling due after more than one year” had risen to £170 million and the figure for “Bank loans and overdrafts” under the heading “Unsecured amounts falling due within one year” had risen to £14 million resulting in a net increase in Total Indebtedness of £27 million compared to 31st December, 2003, due to an increase in the level of the Group’s working capital. This indebtedness is guaranteed by the Issuer.

4.	As at 31st December, 2003, cash at bank and in hand amounted to £49 million.

5.	Save as disclosed above, there has been no material change to the capitalisation and indebtedness, guarantees and contingent liabilities of the Guarantor since 31st December, 2003.

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UNITED KINGDOM TAXATION

The comments below which are of a general nature are a summary of the Issuer’s understanding of current United Kingdom law and practice relating only to the taxation of the Notes and describe only the United Kingdom withholding tax treatment of payments of principal and interest in respect of the Notes. They do not deal with any other United Kingdom tax implications of acquiring, holding or disposing of Notes, and relate only to the position of persons who are absolute beneficial owners of the Notes and may not apply to certain classes of Noteholder such as dealers. Any prospective Noteholders who may be subject to tax in a jurisdiction other than the United Kingdom or who are in doubt as to their tax position should consult their own professional advisers.

Interest on the Notes

1.	Payment of interest on the Notes

Payments of interest on the Notes may be made without deduction of or withhbolding on account of United Kingdom income tax provided that the Notes continue to be listed on a “recognised stock exchange”, as defined in section 841 of the Income and Corporation Taxes Act 1988 (the “Act”). The London Stock Exchange is a recognised stock exchange. Under an Inland Revenue published practice, securities will be treated as listed on the London Stock Exchange if they are admitted to the Official List by the United Kingdom Listing Authority and admitted to trading by the London Stock Exchange. Provided, therefore, that the Notes remain so listed, interest on the Notes will be payable without withholding or deduction on account of United Kingdom tax.

Interest on the Notes may also be paid without withholding or deduction on account of United Kingdom tax where interest on the Notes is paid to a person who belongs in the United Kingdom for United Kingdom tax purposes and, at the time the payment is made, the Issuer reasonably believes (and any person by or through whom interest on the Notes is paid reasonably believes) that the beneficial owner is within the charge to United Kingdom corporation tax as regards the payment of interest, provided that the Inland Revenue has not given a direction that the interest should be paid under deduction of tax in circumstances where it has reasonable grounds to believe that it is likely that the beneficial owner is not within the charge to United Kingdom corporation tax in respect of such payment of interest at the time the payment is made.

In other cases, an amount may have to be withheld from payments of interest on the Notes on account of United Kingdom income tax at the lower rate (currently 20 per cent.). However, where an applicable double tax treaty provides for a lower rate of withholding tax (or for no tax to be withheld) in relation to a Noteholder, or, where a Noteholder is associated with the Issuer, resident in a Member State of the EU and entitled in practice to the benefit of the European Council Directive 2003/49/EC, the Noteholder can apply for the Inland Revenue to issue a notice to the Issuer to pay interest to the Noteholder without deduction of tax (or for interest to be paid with tax deducted at the rate provided for in the relevant double tax treaty).

Noteholders who are individuals may wish to note that the Inland Revenue has power to obtain information (including the name and address of the beneficial owner of the interest and the amount of interest paid or received) from any person in the United Kingdom who either pays interest to or receives interest for the benefit of an individual. The Inland Revenue also has power to obtain information from any person in the United Kingdom who either pays amounts payable on the redemption of Notes which are relevant discounted securities for the purposes of the Finance Act 1996 to, or receives such amounts for the benefit of, an individual. Such information may include the name and address of the beneficial owner of the amount payable on redemption. Any information obtained by the Inland Revenue under the powers referred to in this paragraph may, in certain circumstances, be exchanged by the Inland Revenue with the tax authorities of other jurisdictions.

Notes may be issued at an issue price of less than 100 per cent. of their principal amount. Any payments in respect of the discount element on any such Notes will not be subject to any United Kingdom withholding pursuant to the provisions mentioned above.

Where Notes are issued with a redemption premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

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The references to “interest” above means “interest” as understood in United Kingdom tax law. The statements above do not take account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Notes or any related documentation.

2.	EU Savings Directive

On 3rd June, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income under which Member States will be required, if a number of important conditions are met and from a date not earlier than 1st January, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Belgium, Luxembourg and Austria will instead be required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

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SUBSCRIPTION AND SALE

The Dealers have, in a programme agreement dated 8th February, 2001 (such programme agreement as supplemented, amended and/or restated from time to time, the “Programme Agreement”) agreed with the Issuer and the Guarantor a basis upon which they or any of them may from time to time agree to purchase Notes. Any such agreement will extend to those matters stated under “Form of the Pricing Supplement” and “Terms and Conditions of the Notes”. In the Programme Agreement, the Issuer (failing which the Guarantor) has agreed to reimburse the Dealers for certain of their expenses in connection with the establishment and any future update of the Programme and the issue of Notes under the Programme and to Indemnify the Dealers against certain liabilities incurred by them in connection therewith. The Programme Agreement entitles the Dealers to terminate any agreement that they make to subscribe Notes in certain circumstances prior to payment for such Notes being made to the Issuer.

Selling Restrictions

United States

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the Securities Act.

The Notes in bearer form are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a United States person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986 and regulations thereunder.

In connection with any Notes which are offered or sold outside the United States in reliance on an exemption from the registration requirements of the Securities Act provided under Regulation S (“Regulation S Notes”), each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it will not offer, sell or deliver such Regulation S Notes (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution, as determined and certified by the relevant Dealer or, in the case of an issue of Notes on a syndicated basis, the relevant lead manager, of all Notes of the Tranche of which such Regulation S Notes are a part, within the United States or to, or for the account or benefit of, U.S. persons. Each Dealer has further agreed, and each further Dealer appointed under the Programme will be required to agree, that it will send to each dealer to which it sells any Regulation S Notes during the distribution compliance period a confirmation or other notice setting forth the restrictions on offers and sales of the Regulation S Notes within the United States or to, or for the account or benefit of U.S. persons.

Until 40 days after the commencement of the offering of any Series of Notes, an offer or sale of such Notes within the United States by any dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with an available exemption from registration under the Securities Act.

Each issuance of Index Linked Notes or Dual Currency Notes shall be subject to such additional U.S. selling restrictions as the Issuer and the relevant Dealer may agree as a term of the issuance and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Pricing Supplement.

United Kingdom

Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that:

(i)
in relation to Notes which have a maturity of one year or more and which are to be admitted to the Official List, it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to admission of such Notes to listing in accordance with Part VI of the FSMA, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) or the FSMA;

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(ii)	in relation to Notes which have a maturity of one year or more and which are not to be admitted to the Official List, it has not offered or sold and, prior to the expiry of the period of six months from the issue date of such Notes, will not offer or sell any such Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

(iii)
in relation to any Notes having a maturity of less than one year (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(iv)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

(v)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Japan

The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each Dealer has agreed, and each further Dealer appointed under the Programme will be required to agree, that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws and regulations of Japan.

France

Each of the Dealers, the Issuer and the Guarantor has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it has not offered or sold and will not offer or sell, directly or indirectly, Notes to the public in the Republic of France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in the Republic of France, this Offering Circular or any other offering material relating to Notes, and that such offers, sales and distributions have been and shall only be made in France to qualified investors (investisseurs qualifiés) acting for their own account, all as defined in and in accordance with Articles L.411-1 and L.411-2 of the Code Monétaire et Financier and décret no. 98-880 dated 1st October, 1998.

Germany

Each Dealer has agreed, and each further Dealer appointed under the Programme will be required to agree, that Notes have not been and will not be offered, sold or publicly promoted or advertsied by it in the Federal Republic of Germany other than in compliance with the German Securities Selling Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of 13 December 1990, as amended, or any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

The Netherlands

Each Dealer has represented and agreed and each further Dealer appointed under the Programme will be required to represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any Notes with a denomination of less than €50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other

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exemptions from or exceptions to the prohibition contained in article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with.

General

Each Dealer has agreed, and each further Dealer appointed under the Programme will be required to agree, that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes this Offering Circular and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither the Issuer, the Guarantor nor any of the other Dealers shall have any responsibility therefor.

None of the Issuer, the Guarantor and the Dealers represents that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating such sale.

With regard to each Tranche, the relevant Dealer will be required to comply with such other restrictions as the Issuer and the relevant Dealer shall agree and as shall be set out in the applicable Pricing Supplement.

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GENERAL INFORMATION

Authorisation

The establishment and update of the Programme and the issue of Notes have been duly authorised by resolutions of the Board of Directors of the Issuer passed on 26th October, 2000, 30th August, 2001 and 12th May, 2004 and by a resolution of the Treasury Committee of the Issuer passed on 22nd January, 2001 and the giving of the Guarantee has been duly authorised by resolutions of the Board of Directors of the Guarantor passed on 22nd January, 2001, 6th September, 2001 and 20th May, 2004 and resolutions of the shareholders of the Guarantor passed on 22nd January, 2001, 6th September, 2001 and 20th May, 2004.

Listing of Notes

The admission of Notes to the Official List will be expressed as a percentage of their nominal amount (excluding accrued interest). It is expected that each Tranche of Notes which is to be admitted to the Official List and to trading on the London Stock Exchange will be admitted separately as and when issued, subject to the submission to the UK Listing Authority and the London Stock Exchange of the applicable Pricing Supplement and to the issue of a Global Note or Notes initially representing the Notes of such Tranche. The listing of the Programme in respect of Notes is expected to be granted on or around 21st May, 2004.

Documents Available

So long as Notes are capable of being issued under the Programme, copies of the following documents will, when published, be available from the registered office of the Issuer and from the specified office of the Paying Agent for the time being in London:

(i)	the Memorandum and Articles of Association of the Issuer and the Guarantor;

(ii)
the consolidated annual report and accounts of the Issuer and its subsidiaries and the audited accounts of the Guarantor, in each case for the two financial years ended 31st December, 2002 and 31st December, 2003;

(iii)	the most recently published audited annual financial statements of the Issuer and the Guarantor and the most recently published unaudited interim financial statements (if any) of the Issuer;

(iv)	the Programme Agreement, the Trust Deed, the Agency Agreement and the forms of the Global Notes, the Notes in definitive form, the Receipts, the Coupons and the Talons;

(v)	a copy of this Offering Circular;

(vi)
any future offering circulars, prospectuses, information memoranda and supplements including Pricing Supplements (save that a Pricing Supplement relating to an unlisted Note will only be available for inspection by a holder of such Note and such holder must produce evidence satisfactory to the Issuer and the Paying Agent as to its holding of Notes and identity) to this Offering Circular and any other documents incorporated herein or therein by reference; and

(vii)	in the case of each issue of listed Notes subscribed pursuant to a subscription agreement, the subscription agreement (or equivalent document).

Clearing Systems

The Notes in bearer form have been accepted for clearance through Euroclear and Clearstream, Luxembourg. The relevant ISIN and common code will be specified in the applicable Pricing Supplement. If the Notes are to clear through an additional or alternative clearing system the appropriate information will be specified in the applicable Pricing Supplement.

Significant or Material Change

Save as disclosed in this Offering Circular, there has been no significant change in the financial or trading position of the Issuer, the Guarantor or the Group since 31st December, 2003 and there has been no material adverse change in the financial position or prospects of the Issuer, the Guarantor or the Group since 31st December, 2003.

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Litigation

Save as disclosed on pages 51 to 52 of this Offering Circular, neither the Issuer, the Guarantor nor any other member of the Group is or has been involved in any legal or arbitration proceedings (including any proceedings which are pending or threatened of which the Issuer or Guarantor is aware) which may have, or have had in the 12 months preceding the date of this Offering Circular, a significant effect on the financial position of the Issuer, the Guarantor or the Group.

Auditors

PricewaterhouseCoopers, London, Chartered Accountants and Registered Auditors have audited and given a report on the accounts of the Issuer and the Guarantor for the financial year ended 31st December, 2001 and PricewaterhouseCoopers LLP, London, Chartered Accountants and Registered Auditors, of 1 Embankment Place, London WC2N 6NN (the “Auditors”) have audited and given reports on the accounts of the Issuer and the Guarantor for each of the two financial years ended 31st December, 2002 and 31st December, 2003 that were not qualified within the meaning of section 262 of the Act and did not contain a statement made under section 237(2) or section 237(3) of the Act. No audited financial statements have been prepared for any period subsequent to 31st December, 2003.

Trustee’s Reliance on Auditors’ Reports

The Trust Deed provides that any certificate or report of the Auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of the Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof.

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REGISTERED OFFICE OF THE ISSUER AND THE GUARANTOR

Members Hill
Brooklands Road
Weybridge
Surrey KT13 0QU

TRUSTEE

HSBC Trustee (C.I.) Limited
1 Grenville Street
St Helier
Jersey JE4 9PF
Channel Islands

LEGAL ADVISERS

To the Issuer and the Guarantor	To the Dealers and the Trustee

Slaughter and May One Bunhill Row London EC1Y 8YY	Allen & Overy LLP One New Change London EC4M 9QQ

AUDITORS TO THE ISSUER AND THE GUARANTOR

PricewaterhouseCoopers
Chartered Accountants
1 Embankment Place
London WC2N 6NN

PRINCIPAL PAYING AGENT

HSBC Bank plc
8 Canada Square
London E14 5HQ

REGISTRAR

HSBC Bank plc
8 Canada Square
London E14 5HQ

PAYING AND TRANSFER AGENT

Dexia Banque Internationale à Luxembourg, société anonyme
69 route d’Esch
L-2953 Luxembourg

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DEALERS

ABN AMRO Bank N.V. 250 Bishopsgate London EC2M 4AA	Barclays Bank PLC 5 The North Colonnade Canary Wharf London E14 4BB

Bayerische Landesbank Brienner Strasse 20 80333 Munich	BNP Paribas 10 Harewood Avenue London NW1 6AA

Dresdner Bank AG London Branch P.O. Box 18075 Riverbank House 2 Swan Lane London EC4R 3UX	Goldman Sachs International Peterborough Court 133 Fleet Street London EC4A 2BB

HSBC Bank plc 8 Canada Square London EI4 5HQ	ING Bank N.V. Financial Markets/TR 00.21 Foppingadreef 7 1102 BD Amsterdam Zu:doost The Netherlands

J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ	The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR

WestLB AG Herzogstrasse 15 D-40217 Düsseldorf

AUTHORISED ADVISER

Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB